                   THIS PAGE MUST BE KEPT WITH THE DOCUMENT.

                      AMENDED AND RESTATED LOAN AGREEMENT

04/25/97 12:58 pm

                                                                    Exhibit 10.1

                             AMENDED AND RESTATED
                                LOAN AGREEMENT
                                     AMONG
          CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P., AS BORROWER,

               TORONTO DOMINION (TEXAS), INC. AND CHEMICAL BANK,
                           AS DOCUMENTATION AGENTS,

                        TORONTO DOMINION (TEXAS), INC.,
                           CHEMICAL BANK, CIBC INC.,
                   CREDIT LYONNAIS CAYMAN ISLAND BRANCH AND
                        NATIONSBANK, N.A. (CAROLINAS),
                              AS MANAGING AGENTS,

                        BANQUE PARIBAS AND UNION BANK,
                                 AS CO-AGENTS,

                          THE SIGNATORY BANKS HERETO

                                      AND

                        TORONTO DOMINION (TEXAS), INC.,
                            AS ADMINISTRATIVE AGENT

                           As of September 29, 1995


                                     INDEX
                                     -----

                                                                Page
                                                                ----
RECITALS       ................................................    1

ARTICLE 1      Definitions.....................................    3

ARTICLE 2      Loans...........................................   24

     2.1       The Loans.......................................   24
     2.2       Manner of Borrowing and Disbursement............   25
     2.3       Interest........................................   28
     2.4       Commitment Fee..................................   30
     2.5       Revolving Loan Commitment Reductions............   31
     2.6       Prepayment......................................   32
     2.7       Repayment.......................................   32
     2.8       Notes; Loan Accounts............................   35
     2.9       Manner of Payment...............................   35
     2.10      Reimbursement...................................   37
     2.11      Pro Rata Treatment..............................   38
     2.12      Capital Adequacy................................   39

                                                                Page
                                                                ----
ARTICLE 3      Conditions Precedent............................   40

     3.1       Conditions Precedent to Initial Advance and
               Closing.........................................   40
     3.2       Conditions Precedent to Each Advance............   43

ARTICLE 4      Representations and Warranties..................   44

     4.1       Representations and Warranties..................   44
     4.2       Survival of Representations and Warranties,
               etc.............................................   52

ARTICLE 5      General Covenants...............................   52

     5.1       Preservation of Existence and Similar Matters...   53
     5.2       Business; Compliance with Applicable Law........   53
     5.3       Maintenance of Properties.......................   53
     5.4       Accounting Methods and Financial Records........   53
     5.5       Insurance.......................................   54
     5.6       Payment of Taxes and Claims.....................   54
     5.7       Visits and Inspections..........................   55
     5.8       Payment of Indebtedness; Loans..................   55
     5.9       Use of Proceeds.................................   55
     5.10      Management Services.............................   55
     5.11      Indemnity.......................................   55
     5.12      Interest Rate Hedging...........................   56
     5.13      Covenants Regarding Formation of Subsidiaries...   56
     5.14      Payment of Wages................................   57

ARTICLE 6      Information Covenants...........................   58

     6.1       Quarterly Financial Statements and Information..   58
     6.2       Annual Financial Statements and Information;
               Certificate of No Default.......................   58
     6.3       Monthly Operating Reports.......................   59
     6.4       Performance Certificates........................   59
     6.5       Copies of Other Reports.........................   60
     6.6       Notice of Litigation and Other Matters..........   62

ARTICLE 7      Negative Covenants..............................   63

     7.1       Indebtedness of the Borrower....................   63
     7.2       Limitation on Liens.............................   64
     7.3       Amendment and Waiver............................   64
     7.4       Liquidation, Change in Ownership, Disposition
               or Acquisition of Assets........................   65
     7.5       Limitation on Guaranties........................   66
     7.6       Investments.....................................   67

                                                                Page
                                                                ----
     7.7       Restricted Payments and Purchases...............   67
     7.8       Leverage Ratio..................................   69
     7.9       Annualized Operating Cash Flow to Fixed Charges
               Ratio...........................................   69
     7.10      Annualized Operating Cash Flow to Pro Forma
               Debt Service....................................   70
     7.11      Affiliate Transactions..........................   70
     7.12      Real Estate.....................................   70
     7.13      Limitation on Leases............................   70
     7.14      ERISA Liabilities...............................   71
     7.15      Capital Expenditures............................   71
     7.16      No Limitation on Upstream Dividends by
               Subsidiaries....................................   71

ARTICLE 8      Default.........................................   72

     8.1       Events of Default...............................   72
     8.2       Remedies........................................   78

ARTICLE 9      The Agents......................................   79

     9.1       Appointment and Authorization...................   79
     9.2       Interest Holders................................   80
     9.3       Consultation with Counsel.......................   80
     9.4       Documents.......................................   80
     9.5       Agents and Affiliates...........................   80
     9.6       Responsibilities of the.........................   80
     9.7       Collateral......................................   81
     9.8       Action by the Administrative Agent..............   81
     9.9       Notice of Default or Event of Default...........   81
     9.10      Responsibility Disclaimed.......................   82
     9.11      Indemnification.................................   82
     9.12      Credit Decision.................................   83
     9.13      Successor Administrative Agent and
               Documentation Agents............................   83
     9.14      Managing Agents.................................   84
     9.15      Co-Agents.......................................   84

ARTICLE 10     Change in Circumstances Affecting Fixed Rate
               Advances........................................   84

     10.1      Fixed Rate Basis Determination Inadequate or
               Unfair..........................................   84
     10.2      Illegality......................................   84
     10.3      Increased Costs.................................   85
     10.4      Effects on Other Advances.......................   86
     10.5      Claims for Increased Costs and Taxes............   87

                                                                Page
                                                                ----
ARTICLE 11     Miscellaneous...................................   87

     11.1      Notices.........................................   87
     11.2      Expenses........................................   90
     11.3      Waivers.........................................   91
     11.4      Set-Off.........................................   92
     11.5      Assignment......................................   92
     11.6      Accounting Principles; Calculations.............   94
     11.7      Counterparts....................................   95
     11.8      Governing Law...................................   95
     11.9      Severability....................................   95
     11.10     Interest........................................   95
     11.11     Headings........................................   96
     11.12     Amendment and Waiver............................   96
     11.13     Entire Agreement................................   97
     11.14     Other Relationships.............................   97
     11.15     Agreement to Transfer and Consent...............   97

ARTICLE 12     Waiver of Jury Trial............................   98

     12.1      Waiver of Jury Trial............................   98

                                    EXHIBITS

Exhibit A    -      Form of Assignment of Rights by General Partner
Exhibit B    -      Form of Assignment of Rights by Limited Partner
Exhibit C    -      Form of Certificate of Financial Condition
Exhibit D    -      Form of Request for Advance
Exhibit E    -      Form of Revolving Loan Notes
Exhibit F    -      Form of Security Agreement
Exhibit G    -      Form of Subordination Agreement
Exhibit H    -      Form of Subordination of Management and Financial Advisory
                    Fees Agreement
Exhibit I    -      Form of Term Loan Notes
Exhibit J    -      Form of General Partner Loan Certificate
Exhibit K    -      Form of Limited Partners Loan Certificate
Exhibit L    -      Form of Manager Loan Certificate
Exhibit M    -      Form of Monthly Operating Report
Exhibit N    -      Form of Assignment and Assumption Agreement

                                 SCHEDULES

Schedule 1  -  Licenses
Schedule 2  -  Pole Agreements
Schedule 3  -  Subsidiaries
Schedule 4  -  Overbuilding
Schedule 5  -  Lien Search Results
Schedule 6  -  Real Property
Schedule 7  -  Litigation
Schedule 8  -  Agreements with Affiliates

                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                                 BY AND AMONG

        CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P. (THE "BORROWER"),
               TORONTO DOMINION (TEXAS), INC. AND CHEMICAL BANK,
                           AS DOCUMENTATION AGENTS,
                         (THE "DOCUMENTATION AGENTS"),
                        TORONTO DOMINION (TEXAS), INC.,
                           CHEMICAL BANK, CIBC INC.,
                     CREDIT LYONNAIS CAYMAN ISLAND BRANCH
                      AND NATIONSBANK, N.A. (CAROLINAS),
                  AS MANAGING AGENTS (THE "MANAGING AGENTS"),
                        BANQUE PARIBAS AND UNION BANK,
                        as CO-AGENTS (THE "CO-AGENTS"),
                   THE SIGNATORY BANKS HERETO (THE "BANKS")

                                      AND

                        TORONTO DOMINION (TEXAS), INC.,
             AS ADMINISTRATIVE AGENT (THE "ADMINISTRATIVE AGENT"),


                                   RECITALS

     WHEREAS, CCA Acquisition Corp., a Delaware corporation (the "General Partner"), the Documentation Agents, the Managing Agents, the Co-Agents, the Administrative Agent and the Banks are all parties to that certain Loan Agreement dated as of January 18, 1995 (the "Prior Loan Agreement"); and

     WHEREAS, pursuant to this Agreement, the Documentation Agents, the Managing Agents, the Co-Agents, the Administrative Agent and the Banks have consented to the transfer on the Agreement Date (as defined herein) of substantially all of the assets and all of the liabilities of the General Partner, other than the General Partner's ownership of the stock of Cencom (as defined herein), including, without limitation, the General Partner's liabilities under the Prior Loan Agreement, to CCELP (as defined herein) and to the transfer on the Agreement Date of the remainder of the General Partner's assets (other than the General Partner's ownership of the stock of Cencom) to CCT (as defined herein), all of which assets and liabilities shall be transferred by CCELP and CCT, respectively, to the Borrower on the Agreement Date; and

     WHEREAS, pursuant to this Agreement, the Documentation Agents, the Managing Agents, the Co-Agents, the Administrative Agent and the Banks have consented to the transfer on the Agreement Date of all assets and liabilities of Cencom to CCELP, which assets and liabilities shall be transferred on the Agreement Date to the Borrower; and

     WHEREAS, immediately upon the transfer to CCELP and CCT of all of the assets and liabilities of the General Partner and Cencom, as described above, CCELP and CCT shall transfer all such assets and liabilities to the Borrower; and

     WHEREAS, pursuant to this Agreement, the Borrower has agreed, effective upon completion of the transfer of all assets and liabilities from the General Partner and Cencom to CCELP and CCT and the subsequent transfer of all such assets and liabilities to the Borrower, to assume the Obligations (as defined in the Prior Loan Agreement) of the General Partner and to be bound by all of the terms and conditions set forth in the Prior Loan Agreement; and

     WHEREAS, the Documentation Agents, the Managing Agents, the Co-Agents, the Administrative Agent and the Banks have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

     WHEREAS, the Borrower acknowledges and agrees that the Security Interest (as defined in the Prior Loan Agreement) granted to the Banks pursuant to the Prior Loan Agreement, shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined herein); and

     WHEREAS, the Borrower acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; (iii) all Liens evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

     WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein); and (ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish the indebtedness arising under, the promissory notes issued pursuant to the Prior Loan Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:


                                   ARTICLE 1

                                  Definitions
                                  -----------

     For the purposes of this Agreement:

     "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., a
      --------------------
Delaware corporation, acting as administrative agent for the other Agents and the Banks.

     "Administrative Agent's Office" shall mean the office of the Administrative
      -----------------------------
Agent located at Toronto Dominion (Texas), Inc., 909 Fannin, Suite 1700, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section 11.1 of this Agreement.

     "Advance" or "Advances" shall mean amounts advanced by the Banks to the
      -------      --------
Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by, or under common control with, the Borrower. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than five percent (5%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agents" shall mean, collectively, the Documentation Agents, the Managing
      ------
Agents, the Co-Agents and the Administrative Agent.

     "Agreement" shall mean this Amended and Restated Loan Agreement.
      ---------

     "Agreement Date" shall mean the date as of which this Agreement is dated.
      --------------

     "Annual Excess Cash Flow" shall mean, for any fiscal year of the Borrower
      -----------------------
and its Subsidiaries on a consolidated basis, as determined based upon the audited annual financial statements for such year required to be provided under
Section 6.2 hereof, the remainder of (a) the Operating Cash Flow for such year, but without giving effect to the last sentence of the definition of "Operating Cash Flow," less (b) the sum, without duplication, of the following items for such year: (i) Capital Expenditures made; (ii) management fees and expenses paid in cash to the Manager pursuant to the Financial Advisory Agreement; (iii) financial advisory fees and expenses paid in cash to Kelso pursuant to the Financial Advisory Agreement; (iv) cash Interest Expense paid; (v) scheduled repayments of principal on Indebtedness for Money Borrowed to the extent actually paid, which shall mean, with respect to the Loans, principal payments required pursuant to Sections 2.5(a) and 2.7(a) hereof; (vi) scheduled payments under Capitalized Lease Obligations to the extent actually paid; (vii) voluntary prepayments of the Term Loan under Section 2.6 hereof; (viii) voluntary prepayments of the Revolving Loans under Section 2.6 hereof, provided that there is a corresponding reduction of the Revolving Loan Commitment; and (ix) Tax Distributions made with respect to such fiscal year.

     "Annualized Operating Cash Flow" shall mean an amount equal to Operating
      ------------------------------
Cash Flow for the calendar quarter specified, multiplied by four (4).

     "Applicable Law" shall mean, in respect of any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Federal Communications Act of 1934 and Title 47 of the United States Code, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Applicable Margin" shall mean the interest rate margin applicable to Base
      -----------------
Rate Advances, LIBOR Advances and CD Rate Advances, as the case may be, in each case determined in accordance with Section 2.3(g) hereof.

     "Assessment Rate" shall mean, for any Interest Period for a CD Rate
      ---------------
Advance, the highest current annual assessment rate (rounded upward, if necessary, to the nearest hundredth (1/100th) of one percent) payable by any Bank which is a bank to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at offices of such Bank in the United States as determined by the Administrative Agent on the first day of such Interest Period.

     "Asset Sales" shall have the meaning ascribed to such term in Section
      -----------
2.7(b) hereof.

     "Assignment of Rights by General Partner" shall mean that certain
      ---------------------------------------
Assignment of Rights by General Partner between CCA Holdings Corp., a Delaware corporation, which is the sole general partner of the Borrower, on the one hand, and the Administrative Agent, on the other hand, substantially in the form of Exhibit A attached hereto.
---------

     "Assignment of Rights by Limited Partner" shall mean, collectively, the
      ---------------------------------------
Assignment of Rights by Limited Partner between CCT, which is a limited partner of the Borrower, on the one hand, and the Administrative Agent, on the other hand, and the Assignment of Rights by Limited Partner between CCELP, which is a limited partner of the Borrower, on the one hand, and the Administrative Agent, on the other hand, each one substantially in the form of Exhibit B attached
                                                         ---------
hereto.

     "Authorized Officer" shall mean any officer of the Borrower holding the
      ------------------
office of Vice President or above.

     "Authorized Signatory" shall mean such senior officer of the General
      --------------------
Partner as may be duly authorized and designated in writing by the General Partner to execute documents, agreements and instruments on behalf of the Borrower or any of its Subsidiaries, as applicable.

     "Banks" shall mean those financial institutions whose names are set forth
      -----
on the signature pages hereof as "Banks" and any assignees thereof pursuant to and in accordance with Section 11.5 hereof; and "Bank" shall mean any one of the
                                                 ----
foregoing Banks.

     "Base Rate" shall mean, at any time, the greater of (a) the rate of
      ---------
interest adopted by The Toronto-Dominion Bank as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank as its "prime rate," and
(b) the sum of (i) the Federal Funds Rate and (ii) five-eighths of one percent (5/8%). The Base Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank.

     "Base Rate Advance" shall mean an Advance which the Borrower requests to be
      -----------------
made as a Base Rate Advance or is reborrowed as a Base Rate Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $100,000, except for a Base Rate Advance which is in an amount equal to the unused amount of the Term Loan Commitment or the Revolving Loan Commitment, which Advance may be in such amount, as applicable.

     "Base Rate Basis" shall mean a simple interest rate equal to the sum of (a)
      ---------------
the Base Rate and (b) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate and the Applicable Margin to account for such changes.

     "Basic Subscriber" shall mean a dwelling unit, including an apartment which
      ----------------
is separately billed for cable television services within an apartment building, in respect of which the Borrower or any of its Subsidiaries has in effect an agreement to provide one or more of the basic cable television subscription services offered by the Borrower or such Subsidiary and for which the Borrower or any of its Subsidiaries or, during the period prior to the Agreement Date, the General Partner, has received at least one full month's payment at the rate customarily charged by such Person within the applicable franchise area, except for those dwelling units for which payment is more than sixty (60) days past due, or for which notices of termination of service have been sent by the Borrower, any such Subsidiary, the General Partner or the customer. As to bulk subscribers, such as hotels, motels, and apartments, billed on a bulk basis, the number of Basic Subscribers for the Borrower and its Subsidiaries shall be computed by dividing the monthly basic cable revenues received by the Borrower and its Subsidiaries from any such bulk subscribers by the average monthly subscription price received by the Borrower and its Subsidiaries from other Basic Subscribers within the portion of the System serving such bulk subscriber.

     "Borrower" shall mean Charter Communications Entertainment I, L.P., a
      --------
Delaware limited partnership, having the General Partner as its sole general partner and the Limited Partners as its sole limited partners.

     "Business Day" shall mean a day on which banks and foreign exchange markets
      ------------
are open for the transaction of business required for this Agreement in London, England, St. Louis, Missouri, Houston, Texas and New York, New York, as relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" shall mean, in respect of any Person, expenditures
      --------------------
for the purchase or construction of fixed assets, plant and equipment which are capitalized in accordance with GAAP.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of
      ----------------------------
a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "CCELP" shall mean Charter Communications Entertainment, L.P., a Delaware
      -----
limited partnership.

     "CCT" shall mean CCT Holdings Corp., a Delaware corporation.
      ---

     "CD Rate" shall mean, for any Interest Period, the interest rate per annum
      -------
determined by the Administrative Agent to be the average of the prevailing rates bid at 10:00 a.m. (New York time) or as soon thereafter as practicable, on the Business Day on which the relevant Interest Period commences, by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each of the Reference Banks of its certificates of deposit having a maturity comparable to the duration of the Interest Period and in the amount of the CD Rate Advance requested by the Borrower.

     "CD Rate Advance" shall mean an Advance which the Borrower requests to be
      ---------------
made as a CD Rate Advance or which is reborrowed as a CD Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00 and in an integral multiple of $100,000.00.

     "CD Rate Basis" shall mean a simple per annum interest rate (rounded
      -------------
upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the CD Rate divided by (ii) one minus the Domestic Reserve Percentage, stated as a decimal, plus (b) the Assessment Rate, plus (c) the Applicable Margin. The CD Rate Basis shall apply to Interest Periods of thirty (30), sixty (60), ninety (90), one hundred eighty
(180), two hundred seventy (270) and, subject to availability as determined by the Administrative Agent, three hundred sixty (360) days and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Domestic Reserve Percentage, the Applicable Margin, and the Assessment Rate.

     "Cencom" shall mean Cencom Cable Entertainment, Inc., a Delaware
      ------
corporation.

     "Certificate of Financial Condition" shall mean a certificate of financial
      ----------------------------------
condition of the Borrower and its

Subsidiaries on a consolidated basis, substantially in the form of Exhibit C
                                                                   ---------
attached hereto, and signed by an Authorized Signatory of the Borrower.

     "Charter Communications Group" shall mean Charter Communications Group, a
      ----------------------------
Missouri general partnership.

     "Co-Agents" shall mean Banque Paribas and Union Bank, and "Co-Agent" shall
      ---------                                                 --------
mean any one of the foregoing Co-Agents.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral" shall mean any property of any kind constituting collateral
      ----------
for the Obligations under this Agreement or any of the Security Documents.

     "Commission" shall mean the Federal Communications Commission or any
      ----------
successor thereto.

     "Commitment Ratios" shall mean the percentages in which the Banks are
      -----------------
severally bound to make Advances to the Borrower under the Revolving Loan Commitment and in which the Banks made the Term Loan, as set forth below (together with dollar amounts) as of the Agreement Date:

                                 Portion of      Revolving                    Term Loan    Revolving Loan
                                 Term Loan         Loan       Total Dollar   Commitment      Commitment
            Banks                Commitment     Commitment     Commitment       Ratio           Ratio
-----------------------------  --------------  -------------  ------------  -------------  ---------------
Toronto Dominion (Texas),      $ 9,856,000.01  $  703,999.99  $ 10,560,000   3.520000001%     3.519999983%
Inc.
Chemical Bank                   13,189,333.33   2,370,666.67    15,560,000   4.710476190%    11.853333333%
CIBC Inc.                       33,189,333.33   2,370,666.67    35,560,000  11.853333333%    11.853333333%
Credit Lyonnais Cayman          33,189,333.33   2,370,666.67    35,560,000  11.853333333%    11.853333333%
Island Branch
NationsBank, N.A.               33,189,333.33   2,370,666.67    35,560,000  11.853333333%    11.853333333%
(Carolinas)
Banque Paribas                  19,026,666.67   2,073,333.33    21,100,000   6.795238095%    10.366666667%
Union Bank                      29,026,666.67   2,073,333.33    31,100,000  10.366666667%    10.366666667%
CoreStates Bank, N.A.           14,000,000.00   1,000,000.00    15,000,000   5.000000000%     5.000000000%
The Long-Term Credit            14,000,000.00   1,000,000.00    15,000,000   5.000000000%     5.000000000%
Bank of Japan, Ltd.
Mercantile Bank of St.          14,000,000.00   1,000,000.00    15,000,000   5.000000000%     5.000000000%
Louis National Association

                                 Portion of      Revolving                    Term Loan    Revolving Loan
                                 Term Loan         Loan       Total Dollar   Commitment      Commitment
            Banks                Commitment     Commitment     Commitment       Ratio           Ratio
-----------------------------  --------------  -------------  ------------  -------------  ---------------
NatWest Bank N.A.               14,000,000.00   1,000,000.00    15,000,000   5.000000000%     5.000000000%
First National Bank of          14,000,000.00   1,000,000.00    15,000,000   5.000000000%     5.000000000%
Maryland
Van Kampen Merritt Prime        30,000,000.00           0.00    30,000,000  10.714285714%     0.000000000%
Rate Income Trust
Banque Francaise du              9,333,333.33     666,666.67    10,000,000   3.333333332%     3.333333350%
Commerce Exterieur
                               ===========================================================================
      Total                    $  280,000,000  $  20,000,000  $300,000,000           100%             100%


     "Commitments" shall mean, collectively, the Term Loan Commitment and the
      -----------
Revolving Loan Commitment.

     "Default" shall mean any Event of Default, and any of the events specified
      -------
in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary for such event to be an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to the sum
      ------------
of (a) the Base Rate Basis (calculated using the highest Applicable Margin for the Base Rate Basis set forth in Section 2.3(g) hereof, without giving effect to the Leverage Ratio then in effect) plus (b) two percent (2%).

     "Documentation Agents" shall mean Toronto Dominion (Texas), Inc. and
      --------------------
Chemical Bank, and "Documentation Agent" shall mean either one of the foregoing
                    -------------------
Documentation Agents.

     "Domestic Reserve Percentage" shall mean, for any day, the percentage which
      ---------------------------
is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserves) for a member bank of the Federal Reserve System with deposits exceeding $5 billion in respect of new non-personal time deposits in dollars in the United States having a maturity comparable to the duration of the Interest Period and in an amount of $250,000.00 or more. The CD Rate Basis for any CD Rate Advance shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Environmental Laws" shall mean all environmental, health and safety laws,
      ------------------
regulations, resolutions, and ordinances applicable to the Borrower or any of its Subsidiaries, or any of their respective assets or properties, including, without limitation, all laws, regulations, resolutions, ordinances and decrees relating to the release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any toxic or Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
in effect on the Agreement Date and as amended thereafter from time to time.

     "Event of Default" shall mean any of the events specified in Section 8.1
      ----------------
hereof, provided that any requirement for notice or lapse of time has been satisfied.

     "Federal Funds Rate" shall mean, as of any date, the weighted average of
      ------------------
the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

     "Financial Advisory Agreement" shall mean that certain Financial Advisory
      ----------------------------
Agreement dated as of the Agreement Date between Kelso and the Borrower, whereby Kelso agrees to provide financial advisory services to the Borrower and its Subsidiaries.

     "Fixed Charges" shall mean with respect to the Borrower and its
      -------------
Subsidiaries on a consolidated basis, for any period, without duplication, the sum of (a) cash Interest Expense paid during such period, (b) Capital Expenditures made during such period, (c) scheduled payments of principal made on its Indebtedness for Money Borrowed during such period to the extent actually paid, which shall mean, with respect to the Loans, principal required to be paid pursuant to Sections 2.5(a) and 2.7(a) hereof and, with respect to the Revolving Loans in particular, the principal amount required to be paid with respect thereto during any such period shall be deemed to be the difference, if positive, between (i) the aggregate principal amount of the Revolving Loans outstanding on the first day of such period, and (ii) the amount of the Revolving Loan Commitment on the last day of such period, (d) Tax Distributions made during such period, (e) management fees and expenses paid in cash to the Manager during such period, (f) financial advisory fees and expenses paid in cash to Kelso during such period, and (g) the portion of scheduled payments with respect to Capitalized Lease Obligations which constitutes imputed principal for such period to the extent actually paid.

     "Fixed Rate Advances" shall mean LIBOR Advances and CD Rate Advances.
      -------------------

     "GAAP" shall mean, as in effect from time to time, generally accepted
      ----
accounting principles in the United States, consistently applied.

     "General Partner" shall mean CCA Acquisition Corp., a Delaware corporation.
      ---------------

     "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and
      --------      ----------
include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation or (b) any other agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit.

     "Hallmark Subordinated Debt" shall have the meaning ascribed to the term
      --------------------------
"Subordinated Debt" in the Subordination Agreement.

     "Hazardous Substance" shall mean any hazardous substance, hazardous or
      -------------------
toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws and shall include, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides and radon.

     "Holdings" shall mean CCA Holdings Corp., a Delaware corporation.
      --------

     "Indebtedness" shall mean, with respect to any Person, without duplication,
      ------------
the sum of (a) all items, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, except (i) accounts payable which by their terms are less than sixty (60) days past due or which are being contested in good faith and as to which adequate reserves shall have been set aside in accordance with GAAP, if any such reserves are so required to be set aside in accordance with GAAP, (ii) items of stockholders' equity or capital stock or surplus, or (iii) items of general contingency or deferred tax reserves, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject (but if the obligation secured thereby shall not have been assumed, then only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien), (c) all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) all obligations of such Person under Interest Rate Hedge Agreements.

     "Indebtedness for Money Borrowed" shall mean, with respect to any Person,
      -------------------------------
money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date for such interest shall be deemed Indebtedness for Money Borrowed. Where obligations are evidenced by bonds, debentures, notes or other similar instruments whose face amount exceeds the amount received by such Person with respect thereto, only the amount received plus debt discount amortized as of the calculation date need be taken into account as Indebtedness for Money Borrowed.

     "Interest Expense" shall mean, for any period, the aggregate amount of all
      ----------------
interest paid or accrued, as well as fees payable to the Agents and the Banks hereunder, in respect of Indebtedness for Money Borrowed and the portion of payments under Capitalized Lease Obligations which constitutes imputed interest, in each case, of the Borrower and its Subsidiaries on a consolidated basis during such period as determined in accordance with GAAP.

     "Interest Period" shall mean, (a) in connection with any Base Rate Advance,
      ---------------
the period beginning on the date of such Advance is made and ending on the last day of the quarter (based upon quarters ending December 31, March 31, June 30, and September 30) in which such Advance is made, provided, however, that if a Base Rate Advance is made on the last day of any such quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following such quarter (based upon quarters ending December 31, March 31, June 30, and September 30); and (b) in connection with any Fixed Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would cause the Borrower to incur reimbursement obligations under Section 2.10 hereof in light of the Borrower's scheduled repayment obligations under Sections 2.5 and 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

     "Interest Rate Basis" shall mean the Base Rate Basis, the LIBOR Basis, or
      -------------------
the CD Rate Basis, as appropriate.

     "Interest Rate Hedge Agreement" shall mean the obligations of any Person
      -----------------------------
pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall also include, without limitation, interest rate swaps, caps, swaptions, captions, floors, collars and similar agreements.

     "ISDA" shall mean the International Swap Dealers Association.
      ----

     "Kelso" shall mean Kelso & Company, L.P., a Delaware limited partnership.
      -----

     "Leverage Ratio" shall mean the ratio of Total Debt as of a specified date
      --------------
to Annualized Operating Cash Flow for the most recent fiscal quarter for which financial statements are required to have been delivered pursuant to Section 6.1 hereof.

     "LIBOR" shall mean, for any Interest Period, the average (rounded upward to
      -----
the nearest one-sixteenth (1/16th) of one percent) of the interest rates per annum at which deposits in United States dollars for such Interest Period are offered to the Reference Banks, in the London interbank borrowing market at approximately 11:00 a.m. (London time), two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

     "LIBOR Advance" shall mean an Advance which the Borrower requests to be
      -------------
made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $100,000.

     "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum
      -----------
of (a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6), nine (9) and, subject to availability as determined by the Administrative Agent, twelve (12) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin.

     "LIBOR Reserve Percentage" shall mean the percentage which is in effect
      ------------------------
from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

     "Licenses" shall mean any rights, whether based upon any agreement,
      --------
statute, ordinance or otherwise, granted by any governmental authority to the Borrower or any of its Subsidiaries to own and operate cable television systems, described as of the Agreement Date on Schedule 1 attached hereto, and any other
                                      ----------
such rights subsequently obtained by the Borrower or any of its Subsidiaries, together with any amendment, modification or replacement with respect thereto.

     "Lien" shall mean, with respect to any property, any mortgage, lien,
      ----
pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "Limited Partners" shall mean, collectively, CCT and CCELP.
      ----------------

     "Loan Documents" shall mean, without limitation, this Agreement, the Notes,
      --------------
the Security Documents, the Subordination of Management and Financial Advisory Fees Agreement, the Subordination Agreement, all Requests for Advances, all Interest Rate Hedge Agreements between the Borrower, on the one hand, and the Banks and the Agents, or any of them, on the other hand, and all other documents and agreements executed and delivered in connection with the making of the Loans.

     "Loans" shall mean, collectively, the Term Loan and the Revolving Loans.
      -----

     "Majority Banks" shall mean, at any time, (a) if there are no Loans
      --------------
outstanding, Banks the total of whose Commitment Ratios equals or exceeds sixty-six and two-thirds percent (66-2/3%), or (b) if there are Loans outstanding, Banks the total of whose Loans outstanding equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the total principal amount of the Loans outstanding hereunder.

     "Management Agreement" shall mean any management agreement between the
      --------------------
Manager and the Borrower or any of its Subsidiaries, whereby the Manager agrees to provide management services to the Borrower or any of its Subsidiaries regarding the daily operation of the System, including programming, development of advertising, marketing and sales programs, supervision of construction, preparation of financial reports, budgets, forecasts and reports to governmental and regulatory agencies, and liaison with federal, state and local governmental officials.

     "Manager" shall mean Charter Communications, Inc., a Delaware corporation,
      -------
or any assignee, successor or transferee manager of the System agreed to in writing by the Majority Banks.

     "Managing Agents" shall mean, collectively, Toronto Dominion (Texas), Inc.,
      ---------------
Chemical Bank, CIBC Inc., Credit Lyonnais Cayman Island Branch and NationsBank, N.A. (Carolinas); and "Managing Agent" shall mean any one of the foregoing
                       --------------
Managing Agents.

     "Materially Adverse Effect" shall mean any materially adverse effect upon
      -------------------------
the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries on a consolidated basis, taken as a whole, or upon the ability of the Borrower and its Subsidiaries to construct, operate and maintain the System, taken as a whole, or to ensure performance under the Licenses (taken as a whole), this Agreement or any other Loan Document by the Borrower and its Subsidiaries, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together.

     "Maturity Date" shall mean December 31, 2003, or such earlier date as
      -------------
payment of the Loans shall be due (whether by acceleration or otherwise).

     "Mortgage" shall mean that certain Open-End Mortgage and Security Agreement
      --------
of even date herewith given by the Borrower in favor of the Administrative Agent, for itself and for the benefit of the Banks and the other Agents.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3)
      ------------------
of ERISA.

     "Necessary Authorizations" shall mean all material approvals and licenses
      ------------------------
from, and all material filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all material approvals, licenses, filings and registrations under the Federal Communications Act of 1934, necessary in order to enable the Borrower and its Subsidiaries to acquire, construct, maintain and operate the System.

     "Net Income" shall mean, as applied to any Person for any fiscal period,
      ----------
the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

     "Net Proceeds" shall mean, with respect to any sale, lease, transfer, or
      ------------
other disposition of the assets of the Borrower or any of its Subsidiaries permitted hereunder, the gross cash sales price for the assets being sold, leased, transferred or otherwise disposed of (including, without limitation, any payments received for non-competition covenants), net of (a) amounts reserved, if any, for Tax Distributions payable with respect to the sale after the application of any available losses, credits, or other offsets, (b) reasonable and customary transaction costs payable by the Borrower or any of its Subsidiaries, (c) contingencies with respect to such sale, lease, transfer or other disposition appropriately reserved for by the Borrower or any of its Subsidiaries, and (d) until actually received by the Borrower or any of its Subsidiaries, any portion of the sales price held in escrow or paid in installments.

     "Notes" shall mean, collectively, the Term Loan Notes and the Revolving
      -----
Loan Notes.

     "Obligations" shall mean (a) all payment and performance obligations of the
      -----------
Borrower and its Subsidiaries to the Banks, and the Agents under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans, (b) all payment and performance obligations of all obligors (other than the Borrower and its Subsidiaries) to the Banks and the Agents under the Loan Documents, as they may be amended from time to time, and
(c) the obligation to pay an amount equal to the amount of any and all damage which the Banks and the Agents, or any of them, may suffer by reason of a breach by the Borrower, any of its Subsidiaries, or any other obligor of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

     "Operating Cash Flow" shall mean, for the Borrower and its Subsidiaries on
      -------------------
a consolidated basis in respect of any quarterly or annual period, as applicable, without duplication, the remainder of (a) the sum of Net Income, plus, to the extent deducted in calculating Net Income, (i) Interest Expense,
(ii) depreciation, (iii) amortization, (iv) management fees and expenses paid in cash to the Manager pursuant to the Management Agreement, (v) financial advisory fees and expenses paid in cash to Kelso pursuant to the Financial Advisory Agreement, (vi) income tax expense and (vii) other non-cash items, less (b) extraordinary income, all as determined in accordance with GAAP. If the Borrower or any of its Subsidiaries acquires (or disposes of) cable television systems during a fiscal period, Operating Cash Flow for that period shall be determined as if the systems so acquired (or disposed of) had been acquired (or disposed of) on the first day of such fiscal period, and the operating results of any acquired system for that portion of any fiscal period in which it was not owned by the Borrower or any of its Subsidiaries shall be determined by reference to financial information prepared by the prior owners thereof, subject to such adjustments as the Managing Agents may reasonably require.

     "Partners" shall mean, collectively, the General Partner and the Limited
      --------
Partners, the only partners of the Borrower.

     "Payment Date" shall mean the last day of any Interest Period.
      ------------

     "Permitted Asset Swap" shall mean the exchange (whether effected pursuant
      --------------------
to a sale of stock or assets or otherwise) by the Borrower and its Subsidiaries of (a) that portion of the System located in the State of Connecticut in return for (b) cable television assets located in, or in geographical areas contiguous to, St. Louis, Missouri (other than those then owned by the Borrower or any of its Subsidiaries) or all or any substantial part of the ownership interests of any Person or Persons owning such St. Louis, Missouri cable television assets, pursuant to terms which are reasonably satisfactory to the Managing Agents.

     "Permitted Liens" shall mean, as applied to any Person:
      ---------------

          (a) any Lien in favor of the Administrative Agent or any Bank or other Agent given to secure the Obligations;

          (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

          (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

          (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect or by the Federal Communications Act of 1934 and any regulations thereunder;

          (f) Liens created under Pole Agreements on cables and other property affixed to transmission poles;

          (g) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person; and

          (h) Liens securing Indebtedness permitted under Section 7.1(e) hereof to the extent incurred in connection with the acquisition of any property or assets by the Borrower or any of its Subsidiaries permitted hereunder, and Liens securing Capitalized Lease Obligations permitted under Section 7.1(c) hereof; provided, that
--------

               (1) such Lien shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or any of its Subsidiaries; and

               (2) the Indebtedness secured or covered by such Lien shall not exceed the cost of the asset or property acquired and shall not be renewed or extended by the Borrower or any of its Subsidiaries.

     "Person" shall mean an individual, corporation, partnership, limited
      ------
liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" shall mean an employee benefit plan within the meaning of Section
      ----
3(3) of ERISA maintained for employees of any Person or any affiliate of such Person.

     "Pole Agreements" shall mean the agreements between the Borrower or any of
      ---------------
its Subsidiaries and the parties referred to in Schedule 2 to this Agreement, as
                                                ----------
more particularly described therein, and any other agreement entered into by the Borrower or any of its Subsidiaries permitting the Borrower or any of its Subsidiaries to make use of the transmission poles or conduits of such parties in distributing its cable television signals. Schedule 2 attached hereto sets
                                               ----------
forth a description of all Pole Agreements in effect on the Agreement Date as to which payments scheduled to be made by the Borrower or any of its Subsidiaries during the term of this Agreement exceed $50,000 in the aggregate.

     "Prior Loan Agreement" shall have the meaning ascribed thereto in the
      --------------------
recitals to this Agreement.

     "Pro Forma Debt Service" shall mean, with respect to the Borrower and its
      ----------------------
Subsidiaries on a consolidated basis for the next succeeding four (4) calendar quarters following the calculation date, the sum, without duplication, of (a) cash Interest Expense for such period, (b) scheduled payments of principal during such period in respect of the Loans required to be paid pursuant to Sections 2.5(a) and 2.7(a) hereof or in respect of any other Indebtedness for Money Borrowed and the principal component of payments for such period in respect of Capitalized Lease Obligations, (c) management fees and expenses anticipated to be paid in cash to the Manager during such period pursuant to the Management Agreement, (d) financial advisory fees and expenses anticipated to be paid in cash to Kelso during such period pursuant to the Financial Advisory Agreement, and (e) fees payable during such period in respect of Indebtedness for Money Borrowed. For purposes of calculating Pro Forma Debt Service hereunder, when interest payments for the four-quarter period immediately succeeding the calculation date are not fixed by way of Interest Rate Hedge Agreements, Fixed Rate Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the LIBOR Basis (based on the then current adjustment under Section 2.3(g) hereof) for a LIBOR Advance having an Interest Period of three (3) months as determined on the date of calculation; provided, however, that if such LIBOR Basis cannot be
                     --------  -------
determined in the reasonable opinion of the Administrative Agent, such interest shall be calculated using the Base Rate Basis as then in effect.

     "Purchase Agreement" shall mean that certain Stock Purchase Agreement dated
      ------------------
as of July 1, 1994, as amended, among HC Crown Corp., a Delaware corporation, CM Acquisition Corp., a Delaware corporation, Marcus Cable Partners, L.P., a Delaware limited partnership, Charter Communications, Inc., a Delaware corporation, the General Partner, and Charter Communications II, L.P., a Delaware limited partnership, together with every exhibit, appendix and schedule thereto.

     "Reference Banks" shall mean The Toronto-Dominion Bank, Credit Lyonnais
      ---------------
Cayman Island Branch, and Chemical Bank.

     "Reportable Event" shall have the meaning set forth in Title IV of ERISA.
      ----------------

     "Request for Advance" shall mean any certificate signed by an Authorized
      -------------------
Signatory of the Borrower requesting an Advance hereunder, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit D attached hereto. Each Request for Advance shall, among other
        ---------
things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance and, with respect to Fixed Rate Advances, the Interest Period selected by the Borrower, (b) specify the Commitment under which the Advance is to be made, (c) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, and (d) specify the use of the proceeds of the Loans being requested.

     "Restricted Payment" shall mean (a) any direct or indirect distribution,
      ------------------
dividend or other payment to any Person on account of any capital stock, general or limited partnership interest, or other ownership interest (whether common or preferred) in, or other equity securities of, the Borrower or any of its Subsidiaries or in connection with any tax sharing agreement, including, without limitation, Tax Distributions; and (b) any management, consulting, advisory, search, acquisition or other similar fees or payments, or any interest thereon, payable by the Borrower or any of its Subsidiaries to any Affiliate or to any other Person, including but not limited to payments to the Manager under the Management Agreement and payments to Kelso under the Financial Advisory Agreement.

     "Restricted Purchase" shall mean any payment on account of the purchase,
      -------------------
redemption or other acquisition or retirement of any capital stock, general or limited partnership interest, or other ownership interest in, or other securities of, the Borrower or any of its Subsidiaries.

     "Revolving Loan Commitment" shall mean the several obligations of the Banks
      -------------------------
issuing a Revolving Loan Commitment to advance the sum of up to $20,000,000 at any one time outstanding, in accordance with their respective Commitment Ratios, to the Borrower pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

     "Revolving Loan Notes" shall mean those certain amended and restated
      --------------------
revolving promissory notes in the aggregate principal amount of $20,000,000, one such note issued to each of the Banks having a Revolving Loan Commitment hereunder by the Borrower, each one substantially in the form of Exhibit E
                                                                 ---------
attached hereto, and any extensions, renewals, amendments or substitutions to any of the foregoing.

     "Revolving Loans" shall mean, collectively, the amounts advanced by the
      ---------------
Banks issuing a Revolving Loan Commitment to the Borrower under the Revolving Loan Commitment, not to exceed the amount of the Revolving Loan Commitment, and evidenced by the Revolving Loan Notes.

     "Security Agreement" shall mean that certain Security Agreement of even
      ------------------
date by and between the Borrower and the Administrative Agent, for itself and on behalf of the Banks and the other Agents, in substantially the form of Exhibit F
                                                                       ---------
attached hereto.

     "Security Documents" shall mean the Security Agreement, the Assignment of
      ------------------
Rights by General Partner, the Assignment of Rights by Limited Partner, the Mortgage, any other agreement or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing collateral for the Obligations.

     "Security Interest" shall mean all Liens in favor of the Administrative
      -----------------
Agent for itself and on behalf of the Banks and the other Agents created under this Agreement or any of the Security Documents to secure the Obligations.

     "Subordination Agreement" shall mean that certain Subordination Agreement
      -----------------------
dated as of January 18, 1995, by and among the Agents, the Banks, Holdings and HC Crown Corp., a Delaware corporation, in the form of Exhibit G attached
                                                       ---------
hereto.

     "Subordination of Management and Financial Advisory Fees Agreement" shall
      -----------------------------------------------------------------
mean that certain Subordination of Management and Financial Advisory Fees Agreement of even date herewith by and among the Manager, Kelso and the Administrative Agent, for itself and on behalf of the Banks and the other Agents, substantially in the form attached hereto as Exhibit H.
                                                     ---------

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of
      ----------
which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Unless the context otherwise requires, "Subsidiaries" as used herein shall mean the Subsidiaries of the
           ------------
Borrower. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 3 attached hereto.
         ----------

     "System" shall mean, collectively, those certain cable systems and other
      ------
assets described as the "Missouri/Connecticut System" under the Purchase Agreement, together with any other cable television systems acquired by the General Partner or Cencom on or prior to the Agreement Date or hereafter acquired by the Borrower or any of its Subsidiaries in accordance with the terms and conditions of this Agreement.

     "Tax Distributions" shall mean all amounts distributed in cash by the
      -----------------
Borrower to the Partners to pay the Federal and state income tax liability of the Partners (or their indirect or direct partners or shareholders who are ultimately liable for such taxes) on the earnings of the Borrower and its Subsidiaries, and any state franchise taxes with respect to the Borrower or any of its Subsidiaries, after giving effect to all available losses, offsets, credits, or other tax benefits; provided, however, the amount of such
                                --------  -------
distributions shall not exceed the actual aggregate tax liability (including estimated taxes) of such

Persons generated as a result of the Borrower's and its Subsidiaries' earnings or the aggregate amount of such franchise taxes, as applicable, and shall be distributed to the Partners no later than thirty (30) days after such taxes have been paid by any such Persons.

     "Taxes" shall have the meaning ascribed to such term in Section 2.9(b)
      -----
hereof.

     "Term Loan" shall mean, collectively, the amounts advanced by the Banks
      ---------
issuing a Term Loan Commitment to the General Partner on January 18, 1995 under the Term Loan Commitment in an aggregate principal amount equal to the Term Loan Commitment, which "Term Loan" is hereby assumed by the Borrower as of the Agreement Date and which is evidenced by the Term Loan Notes.

     "Term Loan Commitment" shall mean the several obligations of the Banks
      --------------------
issuing a Term Loan Commitment to advance the sum of $280,000,000 to the General Partner on January 18, 1995, in accordance with their respective Commitment Ratios pursuant to the terms of the Prior Loan Agreement.

     "Term Loan Notes" shall mean those certain amended and restated term
      ---------------
promissory notes in the aggregate principal amount of $280,000,000, one such note issued to each of the Banks having a Term Loan Commitment by the Borrower, each one substantially in the form of Exhibit I attached hereto, and any
                                      ---------
extensions, renewals, amendments or substitutions to any of the foregoing.

     "Total Debt" shall mean, for the Borrower and its Subsidiaries on a
      ----------
consolidated basis as of any date, the sum of (a) Indebtedness for Money Borrowed, plus (b) Capitalized Lease Obligations, plus (c) all reimbursement obligations with respect to outstanding letters of credit, plus (d) all obligations under Guaranties in respect of Indebtedness for Money Borrowed and Capitalized Lease Obligations of any other Person.

     "Upstream Dividends" shall have the meaning ascribed to such term in
      ------------------
Section 7.16 hereof.

     Each definition of an agreement in this Article 1 shall include such agreement as amended from time to time (with, to the extent required hereunder, the prior written consent of the Banks or the Majority Banks, as provided in
Section 11.12 hereof).

                                   ARTICLE 2

                                     Loans
                                     -----

     Section 2.1    The Loans.
                    ---------

          (a)  Term Loans.  The Banks who issued a Term Loan Commitment agreed
               ----------
to lend to the General Partner, on January 18, 1995, an amount not to exceed, in the aggregate, the amount of the Term Loan Commitment. The Borrower hereby assumes all of the "Obligations" of the General Partner which were previously assumed by CCELP, as such term is defined under the Prior Loan Agreement, including, without limitation, all obligations of the General Partner with respect to "Advances" outstanding under the "Term Loan" (as such terms are defined in the Prior Loan Agreement). For all purposes hereafter, all such "Advances" under the "Term Loan" under the Prior Loan Agreement shall be deemed to have been made to the Borrower as Advances of the Term Loan hereunder and shall constitute a portion of the Obligations. Advances under the Term Loan Commitment may be repaid and reborrowed as provided in Section 2.2(b), Section 2.2(c) and Section 2.2(d) hereof in order to effect changes in the Interest Rate Bases applicable to the Advances thereunder, provided, however, that there shall be no net increase in the aggregate principal amount outstanding under the Term Loan Commitment.

          (b)  Revolving Loans.  The Banks who have issued a Revolving Loan
               ---------------
Commitment agree, severally in accordance with their respective Commitment Ratios relating to the Revolving Loan Commitment and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower from time to time amounts which do not exceed in the aggregate at any one time outstanding the amount of the Revolving Loan Commitment as in effect from time to time. The Borrower hereby assumes all "Obligations" of the General Partner which were previously assumed by CCELP in respect of "Advances" outstanding under the "Revolving Loan Commitment" (as such terms are defined in the Prior Loan Agreement). For all purposes hereafter, all such outstanding "Advances" shall be deemed to have been made to the Borrower as Advances under the Revolving Loan Commitment hereunder and shall constitute a portion of the Obligations. Advances under the Revolving Loan Commitment may be repaid and then reborrowed as provided in Section 2.2(b), Section 2.2(c) and Section 2.2(d).

     Section 2.2    Manner of Borrowing and Disbursement.
                    ------------------------------------

          (a)  Choice of Interest Rate, Etc.  Any Advance shall, at the option
               ----------------------------
of the Borrower as provided in Section 2.2 hereof, be made as a Base Rate Advance, a LIBOR Advance or a CD Rate Advance; provided, however, that the
                                               --------  -------
Borrower may not receive a Fixed Rate Advance after the occurrence and during the continuance of a Default hereunder. Fixed Rate Advances shall in all cases be subject to Section 2.3(f) and Article 10 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Houston, Texas time) in order for such Business Day to count toward the minimum number of Business Days required.

          (b)  Base Rate Advances.
               ------------------

               (i) Advances.  The Borrower shall give the Administrative Agent
                   --------
     in the case of Base Rate Advances at least one (1) Business Day's irrevocable written notice in the form of a Request for Advance, or telecopied notice followed immediately by an original Request for Advance; provided, however, that the Borrower's failure to confirm any telecopied
     --------  -------
     notice with an original Request for Advance shall not invalidate any notice so given.

              (ii) Repayments and Reborrowings.  Subject to the provisions of
                   ---------------------------
     Section 2.3(f) hereof, the Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (i) upon at least one (1) Business Day's irrevocable prior written notice to the Administrative Agent, reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (ii) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent, reborrow all or a portion of the principal thereof as one or more Fixed Rate Advances, or (iii) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

          (c)  LIBOR Advances.
               --------------

               (i) Advances.  Upon request, the Administrative Agent, whose
                   --------
     determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable written notice in the form of a Request for Advance, or telecopied notice followed immediately by an original Request for Advance; provided, however, that the
                                                     --------  -------
     Borrower's failure to confirm any telecopied notice with an original Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

              (ii) Repayments and Reborrowings.  At least three (3) Business
                   ---------------------------
     Days prior to each Payment Date for a LIBOR Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of any LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a CD Rate Advance,
     (iii) is to be repaid and then reborrowed in whole or in part as one or more Base Rate Advances, or (iv) is to be repaid and not reborrowed. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

          (d)  CD Rate Advances.
               ----------------

               (i) Advances.  Upon request, the Administrative Agent, whose
                   --------
     determination shall be conclusive, shall determine the available CD Rate Bases and shall notify the Borrower of such CD Rate Bases. The Borrower shall give the Administrative Agent in the case of CD Rate Advances at least three (3) Business Days' irrevocable written notice in the form of a Request for Advance, or telecopied notice followed immediately by an original Request for Advance; provided, however, that the Borrower's
                                   --------  -------
     failure to confirm any telecopied notice with an original Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

              (ii) Repayments and Reborrowings.  At least three (3) Business
                   ---------------------------
     Days prior to each Payment Date for a CD Rate Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of any CD Rate Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a CD Rate Advance, (ii) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance,
     (iii) is to be repaid and then reborrowed in whole or in part as one or more Base Rate Advances, or (iv) is to be repaid and not reborrowed. Upon such Payment Date such CD Rate Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

          (e) Notification of Banks.  Upon receipt of a Request for Advance, or
              ---------------------
a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall notify each Bank by telephone or telecopy of the contents thereof and the amount of such Bank's portion of the Advance on the same day such Request for Advance or notice is received by the Administrative Agent, provided that such Request for Advance or notice is received by the Administrative Agent prior to 11:00 a.m. (Houston, Texas time). Each Bank shall, not later than 12:00 noon (Houston, Texas time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the Advance in immediately available funds.

          (f) Disbursement.  Prior to 1:00 p.m. (Houston, Texas time) on the
              ------------
date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Banks (or as otherwise provided below) in like funds by (i) transferring the amounts so made available (or as otherwise provided below) by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting the amounts so made available (or as otherwise provided below) to the account of the Borrower maintained with the Administrative Agent. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such borrowing and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Base Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such borrowing for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Bank to make the Loan to be made by it as part of any borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank. In the event that, at any time when the Borrower is not in Default and the conditions to borrowing set forth in Sections 3.1 and 3.2 hereof, as applicable, have been satisfied, a Bank for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Bank has funded its portion of such Advance (which late funding shall not absolve such Bank from any liability it may have to the Borrower), or all other Banks have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Bank shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and the amount of the Loans of such Bank shall not be counted as outstanding for purposes of determining "Majority Banks" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Banks in respect of its Loans.

     Section 2.3    Interest.
                    --------

          (a) On Base Rate Advances.  Interest on each Base Rate Advance shall
              ---------------------
be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

          (b) On LIBOR Advances.  Interest on each LIBOR Advance shall be
              -----------------
computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on each three-month anniversary of the date of such LIBOR Advance during such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

          (c) On CD Rate Advances.  Interest on each CD Rate Advance shall be
              -------------------
computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the CD Rate Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a CD Rate Advance exceeds ninety
(90) days, interest on such CD Rate Advance shall also be due and payable in arrears on every ninetieth day anniversary of the date of such CD Rate Advance during such Interest Period. Interest on CD Rate Advances then outstanding shall also be due and payable on the Maturity Date.

          (d) Interest if no Notice of Selection of Interest Rate Basis.  If the
              ---------------------------------------------------------
Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis or a CD Rate Basis, or if for any reason a determination of a LIBOR Basis or a CD Rate Basis for any Advance is not timely concluded and the Administrative Agent has used reasonable efforts to make such determination, the Base Rate Basis shall apply to such Advance.

          (e) Interest Upon Default.  Immediately upon the occurrence and during
              ---------------------
the continuance of an Event of Default, interest on the outstanding principal balance of the Loans shall accrue at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Majority Banks) of the applicable Event of Default, (ii) agreement by the Majority Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Banks shall not be required to (1) accelerate the maturity of the Loans, (2) exercise any other rights or remedies under the Loan Documents, or (3) give notice to the Borrower of the decision to charge interest on the Loans at the Default Rate in accordance herewith, prior to or in conjunction with the effective date of the commencement of any accrual of interest at the Default Rate.

          (f) Fixed Rate Contracts.  At no time may the sum of the number of
              --------------------
outstanding Fixed Rate Advances exceed eight (8).

          (g) Applicable Margin.  With respect to any Advance under the Term
              -----------------
Loan Commitment or the Revolving Loan Commitment, the Applicable Margin shall be as set forth in the table set forth below based upon the Leverage Ratio as of the end of the most recently completed calendar quarter. Changes to the Applicable Margin shall be effective as of the second (2nd) Business Day after the day on which the financial statements are required to be delivered to the Administrative Agent and the Banks pursuant to Section 6.1 hereof; provided,
                                                                   --------
that, if such financial statements are not delivered to the Administrative Agent
----
and the Banks within five (5) days after the date specified in such Section, the Leverage Ratio shall be deemed to be greater than 6.00:1, and the Applicable Margin shall be deemed to be the highest Applicable Margin set forth in the table set forth below, until the second (2nd) Business Day after the date on which such financial statements are actually delivered to the Administrative Agent and the Banks. Upon its receipt of such delinquent financial statements, the Administrative Agent shall recalculate the Leverage Ratio and the Applicable Margin by reference to such financial statements, and any change in the Applicable Margin shall be effective as of the second (2nd) Business Day after the Administrative Agent's receipt thereof.

                            the              the                the
                            Applicable       Applicable         Applicable
                            Margin for       Margin for         Margin for
  If the                    Base Rate        LIBOR              CD Rate
  Leverage                  Advances         Advances           Advances
  Ratio is:  then           shall be    and  shall be     and   shall be
  --------                  ----------       ----------         ----------
  Greater than 6.00:1        1.375%            2.375%            2.500%

  Greater than 5.50:1,
  but less than or
  equal to 6.00:1            1.125%            2.125%            2.250%

  Greater than 5.00:1,
  but less than or
  equal to 5.50:1            0.875%            1.875%            2.000%

  Greater than 4.50:1,
  but less than or
  equal to 5.00:1            0.625%            1.625%            1.750%

  Greater than 4.00:1,
  but less than or
  equal to 4.50:1            0.375%            1.375%            1.500%

  Less than or equal to
  4.00:1                         0%            1.125%            1.250%

          (h) Interest on Advances Outstanding under Prior Loan Agreement.
              -----------------------------------------------------------
Interest on "Advances" outstanding under the Prior Loan Agreement shall be payable to the Banks by the Borrower in accordance with the terms and conditions of the Prior Loan Agreement.

     Section 2.4    Commitment Fee.  The Borrower agrees to pay to the Banks, in
                    --------------
accordance with their respective Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Revolving Loan Commitment at a rate of three-eighths of one percent (3/8%) per annum for each day from the Agreement Date until the Maturity Date. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing on September 29, 1995 and on the Maturity Date, and shall be fully earned when due and non-refundable when paid. The commitment fee payable under the Prior Loan Agreement shall be paid to the Banks by the Borrower in accordance with the terms and conditions of the Prior Loan Agreement.

     Section 2.5    Revolving Loan Commitment Reductions.
                    ------------------------------------

          (a) Mandatory.  Commencing March 31, 1997 and at the end of each
              ---------
calendar quarter thereafter, the Revolving Loan Commitment as in effect on March 30, 1997 shall be automatically reduced by the percentages set forth below:

                                         Quarterly Percentage
                                         Reduction of Revolving
                                         Loan Commitment as in
          Dates of Reduction             Effect on March 30, 1997
          ------------------             ------------------------

          March 31, 1997, June 30,
          1997, September 30, 1997
          and December 31, 1997                    0.9500%

          March 31, 1998, June 30,
          1998, September 30, 1998
          and December 31, 1998                    1.8000%

          March 31, 1999, June 30,
          1999, September 30, 1999
          and December 31, 1999                    2.7750%

          March 31, 2000, June 30,
          2000, September 30, 2000
          and December 31, 2000                    3.5750%

          March 31, 2001, June 30,
          2001, September 30, 2001
          and December 31, 2001                    4.4750%

          March 31, 2002, June 30,
          2002, September 30, 2002
          and December 31, 2002                    5.5250%

          March 31, 2003, June 30,
          2003, September 30, 2003
          and December 31, 2003                    5.9000%


          The Borrower shall make a repayment of the Revolving Loans outstanding, together with accrued interest thereon, on or before the effective date of each reduction in the Revolving Loan Commitment under this Section 2.5(a), such that the aggregate principal amount of the Revolving Loans outstanding at no time exceeds the Revolving Loan Commitment as so reduced. In addition, any remaining unpaid principal and interest under the Revolving Loan Commitment shall be due and payable in full on the Maturity Date.

          (b) Optional.  The Borrower may without penalty at any time terminate
              --------
or permanently reduce the Revolving Loan Commitment by giving the Administrative Agent and the Banks at least ten (10) Business Days' notice thereof; provided,
                                                                     --------
however, that any reduction shall reduce the Revolving Loan Commitment in a
-------
principal amount of at least $1,000,000 and an integral multiple of $1,000,000. The Borrower shall make a repayment of the Loans outstanding under the Revolving Loan Commitment plus accrued interest on such outstanding Revolving Loans, together with any costs incurred on account of such repayment under Section 2.10, on or before the effective date of the reduction of the Revolving Loan Commitment, such that the principal amount of the Revolving Loans outstanding after such repayment does not exceed the Revolving Loan Commitment as so reduced. The Borrower shall not have any right to rescind any termination or reduction pursuant to this Section 2.5.

     Section 2.6    Prepayment.  The principal amount of any Base Rate Advance
                    ----------
may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon three (3) Business Days' prior written notice to the Administrative Agent of such prepayment. Fixed Rate Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that
                                                                 -------- ----
the Borrower shall reimburse the Banks on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Banks in connection with such prepayment, as set forth in Section 2.10. Any notice of prepayment shall be irrevocable and all amounts prepaid on the Loans pursuant to Sections 2.5(b) or 2.6 hereof shall be applied to principal, in inverse order of maturity. Partial prepayments shall be in a principal amount of at least $500,000 and integral multiples of $100,000. All prepayments shall be accompanied by a payment of all accrued but unpaid interest on the principal amounts so prepaid. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Bank of the contents thereof by telephone or telecopy and of such Bank's portion of the prepayment.

     Section 2.7    Repayment.
                    ---------

          (a) Scheduled Repayments.  Commencing March 31, 1997, the principal
              --------------------
balance of the Term Loan shall be amortized in consecutive quarterly installments on March 31, June 30, September 30, and December 31 of each year until paid in full, in such amounts as follows:

                                             Percent of Principal
                                             Due on Last Day
        Payment Dates                        of Each Quarter
        -------------                        ---------------

March 31, 1997, June 30, 1997,
 September 30, 1997 and
   December 31, 1997                              0.9500%

March 31, 1998, June 30, 1998,
 September 30, 1998 and
   December 31, 1998                              1.8000%

March 31, 1999, June 30, 1999,
 September 30, 1999 and
   December 31, 1999                              2.7750%

March 31, 2000, June 30, 2000,
 September 30, 2000 and
   December 31, 2000                              3.5750%

March 31, 2001, June 30, 2001,
 September 30, 2001 and
   December 31, 2001                              4.4750%

March 31, 2002, June 30, 2002,
 September 30, 2002 and
   December 31, 2002                              5.5250%

March 31, 2003, June 30, 2003,
 September 30, 2003 and
   December 31, 2003                              5.9000%


A final payment of all principal amounts and other Obligations then outstanding shall be due and payable on the Maturity Date.

          (b) Repayments Upon Sales of Assets and Asset Swaps.  Except as
              -----------------------------------------------
provided below with respect to Permitted Asset Swaps, in the event of any sale, lease, transfer or other disposition of assets permitted hereunder, excluding any such sale, lease, transfer or other disposition of assets by the Borrower or any of its Subsidiaries in the ordinary course of business (collectively, "Asset Sales"), to the extent that the Net Proceeds with respect thereto (when taken together with the Net Proceeds of all other Asset Sales made subsequent to the Agreement Date) are in excess of $5,000,000 in the aggregate for all Asset Sales made during the period from the Agreement Date to the Maturity Date, the Borrower shall, on the date of such sale, lease, transfer or other disposition, make a repayment of the principal of the Term Loan then outstanding in an amount equal to the Net Proceeds in excess of the first $5,000,000 of all such Asset Sales. Any such Net Proceeds which constitute a portion of the sales price which was previously held in escrow or paid in installments shall be paid to the extent required by the terms hereof to the Banks as a repayment of principal at such time as such Net Proceeds are received by the Borrower. In the event the Borrower elects to enter into a Permitted Asset Swap, the Borrower shall, on the date it sells, leases, transfers or otherwise disposes of all or substantially all of its interests in the cable television system owned by the Borrower or any of its Subsidiaries in the State of Connecticut, deposit in an escrow account with the Administrative Agent an amount equal to the Net Proceeds of such sale, lease, transfer or other disposition. The amount deposited in such escrow account shall be held in such escrow account until the earlier to occur of the consummation of the Permitted Asset Swap or the first anniversary of the sale, lease, transfer or other disposition of such Connecticut assets or interests relating thereto. Amounts held in such escrow account may be invested as permitted under Section 7.6(i), (ii) and (iii) hereof, or as otherwise agreed to by the Borrower and the Administrative Agent. Net Proceeds held in escrow by the Administrative Agent may be used by the Borrower at any time prior to the first anniversary of such sale, lease, transfer or other disposition of Connecticut assets or interests to consummate a Permitted Asset Swap or to repay the principal amount of the Term Loan. All Net Proceeds remaining in escrow with the Administrative Agent pursuant to this Section 2.7(b) on such first anniversary date shall be immediately applied to repay the principal amount of the Term Loan. All amounts paid by the Borrower pursuant to this subsection shall be applied to principal of the Term Loan pro rata over the scheduled repayment schedule set forth in Section 2.7(a) above.

          (c) Annual Excess Cash Flow Recapture.  In addition to the foregoing,
              ---------------------------------
the Borrower agrees that on April 30, 1998 and on each April 30th thereafter during the term of this Agreement, the Borrower shall make a repayment of the principal of the Term Loan then outstanding in an amount equal to (i) seventy-five percent (75%) of Annual Excess Cash Flow for the Borrower's preceding fiscal year if the Leverage Ratio as of the end of such preceding fiscal year (but before giving effect to such repayment) is greater than or equal to 5.5:1, or (ii) fifty percent (50%) of Annual Excess Cash Flow for the Borrower's preceding fiscal year if the Leverage Ratio at the time of such payment (but before giving effect to such repayment) is less than 5.5:1, together, in any case, with accrued interest on the portion of the Term Loan so repaid. All amounts paid by the Borrower pursuant to this subsection in respect of the principal of the Term Loan shall be applied to such principal in inverse order of maturity.

          (d) Reimbursement.  In addition to any principal repayment required to
              -------------
be made under Section 2.5 or Sections 2.7(a), (b) or (c) hereof, the Borrower shall reimburse the Banks pursuant to Section 2.10 hereof for any loss or out-of-pocket expense incurred by the Banks in connection with such repayment.

     Section 2.8    Notes; Loan Accounts.
                    --------------------

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One Term Loan Note and one Revolving Loan Note shall be payable to the order of each Bank for such Commitment, in accordance with the respective Commitment Ratio of such Bank for the applicable Commitment. The Notes shall be issued by the Borrower to each Bank and each Note shall be duly executed and delivered by the Authorized Signatories.

          (b) Each Bank may open and maintain on its books in the name of the Borrower one or more loan accounts with respect to the Loans and interest thereon. Each Bank which opens such loan accounts shall debit such loan accounts for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan accounts for each payment on account of principal of or interest on its Loans. The records of a Bank with respect to the loan account maintained by it shall be prima facie evidence of
                                                      ----- -----
the Loans and accrued interest thereon.

     Section 2.9    Manner of Payment.
                    -----------------

          (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, and any other amount owed to the Banks or the Agents under this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Houston, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Banks and the Agents, or any of them, as the case may be, in lawful money of the United States of America in immediately available funds. If any payment is stated to be due hereunder on the last day of any calendar or fiscal quarter and such day is not a Business Day, the due date for such payment shall be, instead, the immediately preceding Business Day in such quarter. Any payment received by the Administrative Agent after 1:00 p.m. (Houston, Texas time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Bank or any Agent hereunder prior to 1:00 p.m. (Houston, Texas time) on any Business Day shall be deemed to constitute receipt by such Bank or such Agent (as appropriate) on such Business Day. In the case of a payment for the account of a Bank or an Agent, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Bank or such Agent, as the case may be. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks accordingly.

          (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes or the other Loan Documents without set-off or counterclaim or any deduction whatsoever, including withholding taxes, excluding, (i) in the case of each Bank and each Agent, taxes measured by its net income, and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or any political subdivision thereof, (ii) in the case of each Bank, taxes (including, but not limited to, the Branch Profits Tax under Section 884 of the Code) measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable lending office or any political subdivision thereof and (iii) in the case of any Bank organized under the laws of a jurisdiction outside the United States, United States federal withholding tax payable with respect to payments by the Borrower which would not have been imposed had such Bank, to the extent then required thereunder, delivered to the Borrower and the Administrative Agent the forms prescribed by Section 2.9(d) hereof (all such non-excluded taxes being hereinafter referred to as "Taxes").

          (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the respective Commitment Ratios of the Banks for the applicable Commitment: (i) to the costs and expenses, if any, incurred by the Administrative Agent in the collection of such amounts under this Agreement or any of the other Loan Documents; (ii) to the payment of all fees then due and payable hereunder; (iii) to the payment of interest then due and payable on the Loans; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable hereunder or under the Notes or the other Loan Documents; and (v) to the payment of principal then due on the Term Loan and then due on the Revolving Loans, which payments shall be applied against outstanding Advances in the following order of priority: (A) Advances, the Interest Period for which is expiring concurrently with such payment, (B) Base Rate Advances,
(C) CD Rate Advances, and (D) LIBOR Advances. Subsequent to any acceleration of the Loans under Section 8.2 hereof, all amounts received from any source whatsoever by the Administrative Agent or any of the Banks with respect to the Borrower shall be paid to and distributed by the Administrative Agent in the manner provided in Section 2.11(c) hereof.

          (d) Prior to the date on which any Person becomes a Bank hereunder, and from time to time thereafter if either required by law due to a change in circumstances or reasonably requested by the Borrower or the Administrative Agent (unless such Bank is unable to do so by reasons of change in law), each Bank organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS certifying as to such Bank's entitlement to full exemption from United States withholding tax with respect to all payments to be made to such Bank hereunder and under any Note. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax (or there is a change in law preventing delivery thereof), the Borrower or the Administrative Agent shall, in the case of payments to or for any Bank organized under the law of a jurisdiction outside the United States, (i) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty (provided that the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such reduced rate applies) and (ii) pay such Bank such payment net of any taxes withheld. To the extent that the Borrower is obligated hereunder, the Borrower shall provide evidence that such taxes of any nature whatsoever in respect of this Agreement, any Loan or any Note shall have been paid to the appropriate taxing authorities by delivery to the Bank on whose account such payment was made of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of such tax. If the Borrower fails to make any such payment when due, the Borrower shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable by any Bank as a result of any such failure.

     Section 2.10   Reimbursement.
                    -------------

          (a) Whenever any Bank shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any Fixed Rate Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in
Article 3 hereof), or (ii) prepayment or repayment of any Fixed Rate Advance in whole or in part (including a prepayment pursuant to Sections 10.2 and 10.3(b) hereof) prior to its Payment Date, the Borrower agrees to pay to such Bank, upon the earlier of such Bank's demand or the Maturity Date, an amount sufficient to compensate such Bank for all such losses and out-of-pocket expenses. Such Bank's good faith determination of the amount of such losses or out-of-pocket expenses, absent manifest error, shall be binding and conclusive.

          (b) Loss subject to reimbursement hereunder shall be any loss incurred by any Bank in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (i) interest or other costs to such Bank of the deposit or other sources of funding used to make any such Fixed Rate Advance for the remainder of its Interest Period over (ii) the interest earned (or to be earned) by such Bank upon the re-lending or other redeployment of the amount of such Fixed Rate Advance for the remainder of its putative Interest Period.

     Section 2.11   Pro Rata Treatment.
                    ------------------

          (a) Advances.  Each Advance from the Banks under the Revolving Loan
              --------
Commitment or the Term Loan Commitment shall be made pro rata on the basis of the respective Commitment Ratios of the Banks applicable to the particular Commitment.

          (b) Payments Prior to Declaration of Event of Default.  Prior to the
              -------------------------------------------------
acceleration of the Loans under Section 8.2 hereof, each payment and prepayment of the Loans, and, except as provided in Article 10 hereof, each payment of interest on the Loans, shall be made to the Banks pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Commitment immediately prior to such payment or prepayment. If any Bank shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio for the applicable Commitment, such Bank shall forthwith purchase from the other Banks having Commitment Ratios with respect to the applicable Commitment such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion
                                   --------  -------
of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

          (c) Payments Subsequent to Declaration of Event of Default.
              ------------------------------------------------------
Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments made to the Administrative Agent, the other Agents or the Banks or otherwise received by any of them (from realization on Collateral for the Obligations or otherwise) shall be distributed as follows: first, to the
                                                            -----
Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any Collateral for the Obligations; second, to the payment of
                                                   ------
fees then due and payable to the Banks and any costs and expenses, if any, incurred by any of the Banks under Section 11.2(c) hereof, pro rata on the basis of the amount of such Obligations; third, to any unpaid interest which may have
                                   -----
accrued on the Obligations, pro rata on the basis of the amount of such Obligations; fourth, to any unpaid principal of the Obligations, pro rata on the
             ------
basis of the amount of such Obligations; fifth, to damages incurred by the
                                         -----
Administrative Agent or any Bank by reason of any breach hereof or of any other Loan Document, pro rata on the basis of the amount of such Obligations; and sixth, upon satisfaction in full of all Obligations, to the Borrower or as
-----
otherwise required by law.

     Section 2.12   Capital Adequacy.  If any Bank shall determine that the
                    ----------------
adoption, after the date hereof, of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change therein or in any Applicable Law existing as of the date hereof, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its commitment of its obligations to fund or maintain Advances hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Bank's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by such Bank in good faith to be material, then, upon the earlier of demand by such Bank or the Maturity Date, the Borrower shall immediately pay to such Bank, such additional amounts as shall be sufficient to compensate such Bank for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. Any Bank claiming compensation under this Section 2.12 shall notify the Borrower of any event occurring after the date of this Agreement entitling such Bank to such compensation as promptly as practicable, but in any event within forty-five (45) days, after such Bank obtains actual knowledge thereof; provided that if such Bank fails to give such notice within forty-five
         --------
(45) days after it obtains actual knowledge of such an event, such Bank shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under the Section 2.12 for costs incurred from and after the date forty-five (45) days prior to the date that such Bank does give such notice. A certificate of such Bank setting forth the amount to be paid to such Bank by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive, and, at the Borrower's request, such Bank shall set forth the basis for such determination.


                                   ARTICLE 3

                              Conditions Precedent
                              --------------------

     Section 3.1    Conditions Precedent to Initial Advance and Closing.  The
                    ---------------------------------------------------
obligation of the Banks to undertake the Commitments, to permit the General Partner's assignment to CCELP, with a subsequent assignment to the Borrower of, and the Borrower's assumption of, the General Partner's "Obligations" under the Prior Loan Agreement, and to make the initial Advances hereunder is subject to the prior fulfillment of each of the following conditions:

          (a) The Administrative Agent or the Banks, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Banks:

                (i)  duly executed Notes;

               (ii) duly executed Subordination of Management and Financial Advisory Fees Agreement;

               iii) duly executed Security Agreement, together with appropriate UCC-1 financing statements;

               (iv) duly executed Mortgage, together with appropriate title insurance and related documentation;

                (v) duly executed Assignment of Rights by General Partner, together with appropriate UCC-1 financing statements;

               (vi) duly executed Assignment of Rights by Limited Partner from each of the Limited Partners, together with appropriate UCC-1 financing statements;

              (vii) opinions or comfort letters of general counsel, FCC counsel and in-house counsel to the Borrower and its Subsidiaries, addressed to the Banks and the Administrative Agent and satisfactory to the Administrative Agent and its special counsel, dated the Agreement Date;

             (viii) the loan certificate of the General Partner dated as of the Agreement Date, in substantially the form attached hereto as Exhibit J,
                                                                      ---------
     including a certificate of incumbency with respect to each Authorized Signatory of the General Partner, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate of Incorporation of the General Partner, certified to be true, complete and correct by the Delaware Secretary of State, (B) a true, complete and correct copy of the By-Laws of the General Partner, as in effect on the date hereof, (C) a true, complete and correct copy of the resolutions of the General Partner authorizing it to execute, deliver and perform this Agreement and the other Loan Documents on behalf of the Borrower, (D) certificates of good standing from appropriate jurisdictions for the General Partner, (E) true, complete and correct copies of all shareholders agreements or voting trust agreements among the shareholders of the General Partner, (F) a true, complete and correct copy of the Partnership Agreement of the Borrower as in effect on the Agreement Date, and (G) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for each state in which the Borrower is required to qualify to do business;

               (ix) the loan certificate of the Limited Partners dated as of the Agreement Date, in substantially the form attached hereto as Exhibit K,
                                                                  ---------
     including a certificate of incumbency with respect to each authorized signatory of the CCT, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate of Incorporation of CCT, certified to be true, complete and correct by the Delaware Secretary of State, (B) a true, complete and correct copy of the By-Laws of CCT, as in effect on the date hereof, (C) a true, complete and correct copy of the resolutions of CCT authorizing it to execute, deliver and perform the Loan Documents to which the Limited Partners are party, for itself and on behalf of CCELP, (D) certificates of good standing from appropriate jurisdictions for the CCT,
     (E) a true, complete and correct copy of the Partnership Agreement of CCELP as in effect on the Agreement Date, and (F) certificates of good standing for CCELP issued by the Secretary of State or similar state official for each state in which the Borrower is required to qualify to do business;

                (x) the loan certificate of the Manager dated as of the Agreement Date, in substantially the form attached hereto as Exhibit L,
                                                                  ---------
     including a certificate of incumbency with respect to each authorized signatory of the Manager, together with appropriate attachments which shall include, without limitation, the following items:
                (A) a copy of the Certificate of Incorporation of the Manager, certified to be true, complete and correct by the Delaware Secretary of State, (B) a true, complete and correct copy of the By-Laws of the Manager, as in effect on the date hereof, (C) a true, complete and correct copy of the resolutions of the Manager authorizing it to execute, deliver and perform the Loan Documents to which it is party, and (D) certificates of good standing from appropriate jurisdictions for the Manager;

               (xi) true, complete and correct copies of the Management Agreement and the Financial Advisory Agreement;

              (xii) copies of all approvals or consents regarding the transfer of all franchises and contracts to the Borrower;

             (xiii) a duly executed Certificate of Financial Condition;

              (xiv) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof;

               (xv) copies of all documents related to the transfer of all assets and liabilities of the General Partner and Cencom to CCELP and the subsequent transfer of such assets and liabilities to the Borrower;

              (xvi) a copy of the notice to HC Crown Corp., a Delaware corporation, regarding the transactions contemplated hereby, together with all related documentation, including, without limitation, copies of all guaranties and other agreements provided or to be provided to HC Crown Corp. in connection therewith and all correspondence relating thereto;

             (xvii) duly executed Request for Advance for any Advance of the Loans on the Agreement Date;

            (xviii) pro forma balance sheet with respect to the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the transactions contemplated hereby, including, without limitation, the assumption by the Borrower of all obligations of the General Partner under the Prior Loan Agreement and the making of any new Advances hereunder on the Agreement Date; and

              (xix) all such other documents as the Administrative Agent or any Bank may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so reasonably requested.

          (b) The Licenses shall be in form and substance satisfactory to the Administrative Agent and the Banks, and the Administrative Agent and the Banks shall have received evidence reasonably satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement and the transactions contemplated hereby, from the grantors of the Licenses have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent and the Banks shall have received a certificate of an Authorized Signatory so stating.

     Section 3.2    Conditions Precedent to Each Advance.  The obligation of the
                    ------------------------------------
Banks to make each Advance, including the initial Advances under Section 3.1, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

          (a) All of the representations and warranties of the Borrower under this Agreement (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to
Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the making of the Advance and application of the proceeds of the Advance;

          (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the General Partner's loan certificate delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Banks;

          (c) With respect to Advances which, if funded, would increase the aggregate amount of Loans outstanding hereunder, the Administrative Agent and the Banks shall have received a duly executed Request for Advance; and

          (d) There shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default hereunder, and, with respect to Advances which increase the outstanding principal amount of the Loans hereunder, there shall not have occurred any event which could have or which has had a Materially Adverse Effect.


                                   ARTICLE 4

                        Representations and Warranties
                        ------------------------------

     Section 4.1    Representations and Warranties.  The Borrower hereby agrees,
                    ------------------------------
represents and warrants to the Agents and the Banks that:

          (a) Organization; Ownership; Power; Qualification; Capitalization.
              -------------------------------------------------------------
The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the partnership power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of the Borrower is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has the corporate or partnership power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization. The General Partner is the sole general partner of the Borrower and the Limited Partners are the sole limited partners of the Borrower.

          (b) Authorization; Enforceability.  The Borrower has the partnership
              -----------------------------
power and has taken all necessary partnership action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) Subsidiaries:  Authorization; Enforceability.  The Borrower's
              --------------------------------------------
Subsidiaries and its direct and indirect ownership thereof are as set forth as of the Agreement Date on Schedule 3 attached hereto, and to the extent such
                         ----------
Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Subsidiaries shown thereon; such shares of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) Compliance with Other Loan Documents and Contemplated
              -----------------------------------------------------
Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not already obtained,
(ii) violate any material Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation, by-laws, certificate of limited partnership or partnership agreements, as the case may be, as amended, of the Borrower or of any Subsidiary of the Borrower, under the Licenses, the Management Agreement or the Financial Advisory

Agreement, or, in any material respect, under any material indenture, agreement, or other instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties may be bound, including, without limitation, the Pole Agreements, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower except Permitted Liens.

          (e) Business.  The Borrower and its Subsidiaries are engaged primarily
              --------
in the business of acquiring, constructing, operating and maintaining the cable television systems owned, leased or managed by them, respectively, and of investing in other cable television systems and engaging in other activities relating to the cable television industry.

          (f) Licenses, etc.  The Licenses have been duly authorized by the
              --------------
grantors thereof and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation. Except as described on Schedule 4 attached hereto, and except for
                                    ----------
services operating on a national or regional basis and affecting the cable television industry generally (for example, the DirecTV DBS service), there is no Person currently overbuilding any territory within the System.

          (g) Compliance with Law.  The Borrower and its Subsidiaries are in
              -------------------
compliance with all Applicable Laws, non-compliance with which could have a Materially Adverse Effect.

          (h) Title to Assets.  Except as set forth on Schedule 5 attached
              ---------------                          ----------
hereto, the Borrower has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. Each of the Borrower's Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. To the best of the Borrower's knowledge and as disclosed on the lien searches described in Schedule 5 hereto, none of such properties or assets
                           ----------
is subject to any Liens, except for Permitted Liens. To the best of the Borrower's knowledge and as disclosed on the lien searches described in Schedule
                                                                        --------
5 hereto, no financing statement under the Uniform Commercial Code as in effect
-
in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its

Subsidiaries is on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. Neither the Borrower nor any of its Subsidiaries owns any parcel of real estate with a fair market value in excess of $750,000, except as set forth on Schedule 6 attached hereto.
                                           ----------

          (i) Litigation.  Except as described on Schedule 7 attached hereto,
              ----------                          ----------
there is no action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body, and no such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) could, if determined adversely to the Borrower or any of its Subsidiaries, have a Materially Adverse Effect.

          (j) Taxes.  All federal, state and other tax returns of the Borrower
              -----
and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such (x) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate. All pro forma financial information provided to the Agents and the Banks in connection with this Agreement has been based upon reasonable assumptions and prepared in good faith.

          (k) Financial Statements.  The pro forma financial statements of the
              --------------------
Borrower, with respect to the System, furnished to the Agents and the Banks by the Borrower on or prior to the Agreement Date are, to the best of the Borrower's knowledge, complete and correct in all material respects and present fairly, in accordance with GAAP, the financial position of the Borrower and its Subsidiaries on a consolidated basis, with respect to the System, on and as at the date thereof, and the results of operations for the period then ended. The pro forma financial statements of the General Partner, with respect to the System, furnished to the Agents and the Banks by the General Partner on or prior to the Agreement Date are, to the best of the Borrower's knowledge, complete and correct in all material respects and present fairly, in accordance with GAAP, the financial position of the General Partner and its Subsidiaries on a consolidated basis, with respect to the System, on and as at the date thereof, and the results of operations for the period then ended. When furnished to the Administrative Agent and the Banks in accordance with Sections 6.1 and 6.2 hereof, all copies of the balance sheets and statements of income for the Borrower and its Subsidiaries on a consolidated basis shall be complete and correct in all material respects and shall present fairly, in accordance with GAAP, the financial position of the Borrower and its Subsidiaries on a consolidated basis on and as at the date thereof and the results of operations for the periods then ended. Neither the Borrower nor any of its Subsidiaries shall have material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence for the most recently ended fiscal year or quarter, as appropriate, and there shall be no material unrealized losses of the Borrower or any of its Subsidiaries and no material anticipated losses of the Borrower or any of its Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent and the Banks and identified to the Administrative Agent and the Banks as such.

          (l) ERISA.  The Borrower and each Subsidiary of the Borrower and each
              -----
of their respective Plans are in material compliance with ERISA and the Code and neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries and each other Person which is affiliated with the Borrower within the meaning of Section 414 of the Code have materially complied with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in any Plan. Neither the Borrower nor any of its Subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA, if any, are sufficient to provide the benefits under such Plan payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA
Section 4001(a)(1b)) due under
the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code. Neither the Borrower nor any of its Subsidiaries is a participant in, and is not obligated to make any payment to, any Multiemployer Plan.

          (m) Compliance with Regulations G, T, U and X.  Neither the Borrower
              -----------------------------------------
nor any of its Subsidiaries is engaged principally in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of its Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. Neither the Borrower, its Subsidiary, nor any bank acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the applicable provisions of the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by any Bank, the Borrower and its Subsidiaries will furnish such Bank with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and
(ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to such Bank. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

          (n) Investment Company Act.  Neither the Borrower nor any of its
              ----------------------
Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the other Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

          (o) Government Regulation.  Neither the Borrower nor any of its
              ---------------------
Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authorization in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, or the borrowing hereunder, other than the filing of Uniform Commercial Code continuation statements, filings and consents relating to the renewal of Licenses and ongoing filings and consents relating to the Commission.

          (p) Absence of Default.  The Borrower and its Subsidiaries are in
              ------------------
compliance in all material respects with all of the provisions of their respective partnership agreements or certificates or articles of incorporation and by-laws, as the case may be, and no event has occurred or failed to occur (including without limitation any matter which could create an Event of Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, including without limiting the foregoing the Licenses, the Management Agreement, the Financial Advisory Agreement, and material Pole Agreements, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected.

          (q) Accuracy and Completeness of Information.  All information,
              ----------------------------------------
reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agents and the Banks, or any of them, were, at the time furnished, complete and correct in all material respects to the extent necessary to give the recipients true and accurate knowledge of the subject matter thereof. Notwithstanding the foregoing, with respect to projections of the future performance of the Borrower and its Subsidiaries, such representations and warranties are made in good faith and to the best of the Borrower's knowledge. No fact or situation is currently known to the Borrower which has had or which could reasonably be foreseen to have a Materially Adverse Effect.

          (r) Agreements with Affiliates and Management Agreement.  Except for
              ---------------------------------------------------
the Management Agreement, the Financial Advisory Agreement and as set forth on
Schedule 8 attached hereto, neither the Borrower nor any of its Subsidiaries has
----------
(i) any agreements or binding arrangements of any kind with any Affiliates or
(ii) any management or consulting agreements of any kind with any third party (including Affiliates).

          (s) Payment of Wages.  The Borrower and each of its Subsidiaries are
              ----------------
in compliance with the Fair Labor Standards Act, as amended, and the Borrower and each of its Subsidiaries have paid all minimum and overtime wages required by law to be paid to their respective employees.

          (t) Priority.  The Security Interest is a valid and, upon the due
              --------
filing of appropriate UCC-1 financing statements, perfected security interest in the Collateral securing, in accordance with the terms of the Security Documents, the Obligations, and the Security Interest is subject to no Liens that are prior to, on a parity with or junior to the Security Interest other than Permitted Liens, and the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral against the Borrower and its Subsidiaries and all other third parties other than holders of the Permitted Liens, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be, or any other Person pledging Collateral to secure the Obligations).

          (u) No Adverse Change.  Since December 31, 1994, there has occurred no
              -----------------
event which has had or which could have a Materially Adverse Effect.

          (v) Environmental Laws.  Except as consistent with applicable
              ------------------
Environmental Laws, no Hazardous Substances are present on or below the surface of the real property or, to the Borrower's knowledge, leased premises which could give rise to any event or condition which could have a Materially Adverse Effect. None of the soil, ground water, or surface water of such real property, or, to the best of the Borrower's knowledge, such leased premises, is contaminated in any material respect by any Hazardous Substance which could have a Materially Adverse Effect. To the best of the Borrower's knowledge, there are no incinerators, septic tanks, or cesspools located on such real property or on such leased premises; all sewage is discharged into a public sanitary sewer system; and no Hazardous Substances are emitted, discharged or released in any material respect from such real property or leased premises, directly or indirectly, into the atmosphere or any body of water. To the best of the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries nor any present or former owner or operator of such real property (including, without limitation, the Borrower) or such leased premises, has been identified as a potentially responsible party for cleanup liability with respect to the emission, discharge, or release of any Hazardous Substance. As of the date hereof, no permits, licenses, or other authorizations issued pursuant to the Environmental Laws are required for Borrower's ownership of the Collateral, present use or occupancy of the real property or leased premises included in the Collateral, or the present operation of the Systems the absence of which would have a Materially Adverse Effect.

     Section 4.2    Survival of Representations and Warranties, etc.  All
                    -----------------------------------------------
representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date, and shall be true and correct in all material respects on the date of each Advance, except to the extent any such representation or warranty relates solely, by its terms, to an earlier date or time period. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Agents and the Banks, any investigation or inquiry by any of the Agents and the Banks, or the making of any Advance.


                                   ARTICLE 5

                               General Covenants
                               -----------------

     So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks shall otherwise consent in writing:

     Section 5.1    Preservation of Existence and Similar Matters.  The Borrower
                    ---------------------------------------------
will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its existence in the state of its formation, its material rights, franchises, licenses and privileges, including, without limiting the foregoing, the Licenses (to the extent required to prevent the occurrence of a Default under Section 8.1(o) hereof), all material Pole Agreements, and all other Necessary Authorizations, and

          (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

     Section 5.2    Business; Compliance with Applicable Law.  The Borrower
                    ----------------------------------------
will, and will cause each of its Subsidiaries to, (a) engage solely in the business of constructing, maintaining and operating the System and of investing in other cable television systems and engaging in other activities relating to the cable television industry, and (b) comply in all material respects with the requirements of Applicable Law.

     Section 5.3    Maintenance of Properties.  The Borrower will, and will
                    -------------------------
cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto. The Borrower will, and will cause each of its Subsidiaries to, operate all property owned or leased by it such that no material obligation, including a cleanup obligation, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien (other than a Permitted Lien) or charge (prior to that in favor of the Administrative Agent under the Security Documents) on any property of the Borrower or any of its Subsidiaries.

     Section 5.4    Accounting Methods and Financial Records.  The Borrower
                    ----------------------------------------
will, and will cause each of its Subsidiaries on a consolidated basis with the Borrower to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

     Section 5.5    Insurance.  The Borrower will, and will cause each of its
                    ---------
Subsidiaries to:

          (a) Maintain insurance including, but not limited to, public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Subsidiaries as shall be standard in the cable television industry for cable television companies similar in size and location to the Borrower and its Subsidiaries.

          (b) Keep their respective assets insured by insurers on terms and in a manner acceptable to the Majority Banks against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are standard in the cable television industry for cable television companies similar in size and location to the Borrower and its Subsidiaries, all premiums thereon to be paid by the Borrower and its Subsidiaries.

          (c) Require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and that each insurance policy insuring assets pledged to the Administrative Agent as Collateral for the Obligations name the Administrative Agent as additional named loss payee and additional insured to the extent of the Obligations secured by such assets. All such amounts paid in respect of any such policy directly to the Administrative Agent shall, provided no Default then exists, be applied to the prepayment of the Obligations or the rebuilding or repairing of the portion of the System giving rise to the payment of insurance benefits, as the Borrower may elect; if a Default then exists, such amounts shall be applied by the Administrative Agent, (i) prior to the acceleration of the Loans, as provided in
Section 2.9(c) hereof or, if the Majority Banks so elect, to the prepayment of the Obligations or to the rebuilding or repairing of the portion of the System giving rise to the payment of insurance benefits, and any balance thereof remaining after payment in full of the Obligations shall be paid to the Borrower or as otherwise required by law, and (ii) after the acceleration of the Loans, as provided under Section 2.11(c) hereof.

     Section 5.6    Payment of Taxes and Claims.  The Borrower will, and will
                    ---------------------------
cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower and each of its Subsidiaries shall timely file all information returns required by federal, state or local tax authorities.

     Section 5.7    Visits and Inspections.  The Borrower will, and will cause
                    ----------------------
each of its Subsidiaries to, permit representatives of the Administrative Agent and the Banks upon two (2) days' prior notice, to (a) visit and inspect the properties of the Borrower or any of its Subsidiaries at all reasonable times,
(b) inspect and make extracts from and copies of its books and records, and (c) discuss with the principal officers of the Partners and the Manager, their respective businesses, assets, liabilities, financial positions, results of operations and business prospects.

     Section 5.8    Payment of Indebtedness; Loans.  Subject to any provisions
                    ------------------------------
regarding subordination herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of its Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith.

     Section 5.9    Use of Proceeds.  The Borrower will use the aggregate
                    ---------------
proceeds of the Loans (as set forth in the Requests for Advances issued from time to time hereunder) to assume the liabilities of the General Partner under the Prior Loan Agreement, which liabilities were previously assumed by CCELP, to finance Capital Expenditures, for working capital and for other general partnership needs as permitted under this Agreement.

     Section 5.10   Management Services.  The Borrower will obtain management
                    -------------------
services for the operation of the System from the Manager under the terms of the Management Agreement.

     Section 5.11   Indemnity.  The Borrower, for itself and on behalf of each
                    ---------
of its Subsidiaries, jointly and severally, will indemnify and hold harmless each Bank, each Agent, and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and demands by any party against the Banks and Agents, or any of them, (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder, or (b) arising out of (i) the making or administration of the Loans, (ii) allegations of any participation by the Banks and the Agents, or any of them, in the affairs of the Borrower or any Subsidiary of the Borrower, or allegations that the Banks, and the Agents, or any of them, has any joint liability with the Borrower or any Subsidiary of the Borrower for any reason, or (iii) any claims against the Banks and the Agents, or any of them, by any investor in or lender to the Borrower or any Subsidiary of the Borrower, for any reason whatsoever; unless, in any case referred to above, the Person seeking indemnification hereunder is determined to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order of a court of competent jurisdiction.

     Section 5.12   Interest Rate Hedging.  As of the Agreement Date, the
                    ---------------------
Borrower shall have entered into (and shall at all times thereafter maintain) one or more Interest Rate Hedge Agreements with respect to the Borrower's interest obligations hereunder or under the Notes in an aggregate principal amount of not less than fifty percent (50%) of the Obligations outstanding from time to time. Such Interest Rate Hedge Agreements shall provide such interest rate protection in conformity with the standards promulgated under the most recent edition of ISDA's Code of Standard Wording, Assumptions and Provisions for Swaps and for a weighted average period of not less than eighteen (18) months from the date of such Interest Rate Hedge Agreement or, if earlier, until the Maturity Date on terms reasonably acceptable to the Administrative Agent, such terms to include consideration of the creditworthiness of the other party to such Interest Rate Hedge Agreements. Any such Interest Rate Hedge Agreement shall provide that the Borrower's obligations to pay interest in respect of the notional amount thereunder shall not exceed, during the term of such Agreement, two percent (2%) per annum in excess of the United States Treasury rate currently in effect for an instrument of similar duration to the Interest Rate Hedge Agreement in question, as such Treasury rate is in effect on the date of such Agreement. All obligations of the Borrower to any of the Agents or the Banks pursuant to any Interest Rate Hedge Agreement shall rank pari passu with
                                                               ---- -----
the other Obligations.

     Section 5.13   Covenants Regarding Formation of Subsidiaries.  At the time
                    ---------------------------------------------
of (i) any acquisition permitted hereunder, (ii) any Permitted Asset Swap hereunder, (iii) the purchase by the Borrower or any of its Subsidiaries of all minority (or remaining) interests in any Subsidiary of the Borrower, or (iv) the formation of any new Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) provide to the Administrative Agent an executed Subsidiary Security Agreement for such new Subsidiary, in substantially the form attached to the Prior Loan Agreement as Exhibit J, together with appropriate UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Subsidiary, in substantially the form attached to the Prior Loan Agreement as Exhibit I, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, in substantially the form attached to the Prior Loan Agreement as Exhibit P, together with appropriate attachments; (b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of a pledge agreement in form and substance satisfactory to the Managing Agents, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Managing Agents, is appropriate; and (c) with respect to any acquisition permitted hereunder, any Permitted Asset Swap hereunder, or the formation of any new Subsidiary which Subsidiary has assets or liabilities, or both, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect the effects of such transaction, certified by the chief financial officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Managing Agents which in their reasonable opinion is appropriate with respect to such transaction.
Any document, agreement or instrument executed or issued pursuant to this
Section 5.13 shall be a "Loan Document" for purposes of this Agreement.

     Section 5.14   Payment of Wages.  The Borrower and each of its Subsidiaries
                    ----------------
shall at all times comply in all material respects with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

                                   ARTICLE 6

                             Information Covenants
                             ---------------------

     So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and each Agent at their respective offices:

     Section 6.1    Quarterly Financial Statements and Information.  Within
                    ----------------------------------------------
forty-five (45) days after the last day of each quarter in each fiscal year, the balance sheet of the Borrower and its Subsidiaries on a consolidated basis as at the end of such quarter and the related statement of income and statements of cash flows of the Borrower and its Subsidiaries on a consolidated basis for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of the Borrower and its Subsidiaries on a consolidated basis as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments. With respect to periods prior to the Agreement Date, financial information of the General Partner and its Subsidiaries shall be substituted for the financial information of the Borrower and its Subsidiaries as if such financial information were that of the Borrower and its Subsidiaries.

     Section 6.2    Annual Financial Statements and Information; Certificate of
                    -----------------------------------------------------------
No Default.  Within one hundred twenty (120) days after the end of each fiscal
----------
year of the Borrower, (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such fiscal year and the related statement of income and retained earnings and related statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, which financial statements, shall set forth in comparative form such figures as at the end of and for the previous fiscal year, as applicable, and shall be accompanied by an opinion of independent certified public accountants of recognized standing reasonably satisfactory to the Majority Banks, together with a statement of such accountants (A) to the effect that their audit examination has included a review of Sections 7.7, 7.8, 7.9, 7.10 and 7.15 of the terms of this Agreement and the Notes as they relate to accounting matters, (B) as to whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof, and (C) that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Agents and the Banks pursuant to this Agreement; and (ii) the statement of income of the Borrower and its Subsidiaries for each grouping of the System then utilized by the Borrower and its Subsidiaries (it being understood that the Borrower's current groupings are (1) Western Connecticut, (2) Northeast Connecticut, and (3) St. Louis, Missouri) as at the end of each fiscal year of the Borrower and its Subsidiaries, which shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of such grouping as at the end of such period and the results of operations for such period. With respect to periods prior to the Agreement Date, the financial information of the General Partner and its Subsidiaries shall be substituted for the financial information of the Borrower and its Subsidiaries as if such financial information were that of the Borrower and its Subsidiaries.

     Section 6.3    Monthly Operating Reports.  To the extent that the Leverage
                    -------------------------
Ratio for the most recently reported fiscal quarter exceeded 5.5:1, within forty-five (45) days from the last day of each month, a monthly operating report of the Borrower and its Subsidiaries on a consolidated basis, in substantially the form attached hereto as Exhibit M. With respect to periods prior to the
                            ---------
Agreement Date, the financial information of the General Partner and its Subsidiaries shall be substituted for the financial information of the Borrower and its Subsidiaries as if such financial information were that of the Borrower and its Subsidiaries.

     Section 6.4    Performance Certificates.  At the time the financial
                    ------------------------
statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of an Authorized Officer in form and substance satisfactory to the Majority Banks:

          (a) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish
(i) the Leverage Ratio, Fixed Charges and Pro Forma Debt Service and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.7, 7.8, 7.9, 7.10, and 7.15 hereof; and

          (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or

Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

With respect to periods prior to the Agreement Date, the financial information of the General Partner and its Subsidiaries shall be substituted for the financial information of the Borrower and its Subsidiaries as if such financial information were that of the Borrower and its Subsidiaries.

     Section 6.5    Copies of Other Reports.
                    -----------------------

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower in connection with an audit of the Borrower by the Borrower's independent public accountants, including, without limitation, any management report prepared in connection with the annual audit referred to in
Section 6.2.

          (b) No later than January 31 of each year, a copy of the annual budget for the Borrower and its Subsidiaries on a consolidated basis for such calendar year, including the budget for Capital Expenditures.

          (c) Promptly upon receipt thereof by an Authorized Officer, copies of any material notice or report regarding any License from the grantor of such License or regarding the System or any License from the Commission with respect to (i) the suspension, revocation or modification of any License, (ii) a denial of a request for a rate change, (iii) disciplinary proceedings involving the Borrower or any of its Subsidiaries, (iv) notice of default or other non-compliance by the Borrower or any of its Subsidiaries under any License, or (v) any similar event or occurrence.

          (d) Promptly upon receipt thereof by an Authorized Officer, copies of any material correspondence from HC Crown Corp., a Delaware corporation, or any of its Affiliates with respect to the Hallmark Subordinated Debt.

          (e) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, as the Administrative Agent or any Bank reasonably may request.

          (f) As soon as possible, and in any event within fifteen (15) days after the Borrower knows that any of the events or conditions set forth below have occurred or exist, a statement signed by an Authorized Officer setting forth details respecting such event or condition and the action which the Borrower (or the applicable Subsidiary) proposes to take with respect thereto (and a copy of any notices or other communications received or given by the Borrower or the applicable Subsidiary, with respect thereto):

          (i) any judgment, action, proceeding or investigation pending before any court or governmental authority, bureau or agency, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting the Borrower or any of its Subsidiaries or relating to the assets or liabilities of any of them (including, without limitation, in respect of any "facility" owned, leased or operated by any of them under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under any state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or hazardous waste or chemical substance, pollutant or contaminant into the environment, or with the generation, storage or disposal of any toxic or hazardous wastes or other chemical substances), which could have a Materially Adverse Effect or materially impair the value of the Collateral;

          (ii) any liability or threatened liability of the Borrower or any of its Subsidiaries (a) under any Applicable Law for any release of a hazardous substance caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, or (b) for the costs of any cleanup or other remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over the Borrower or any of its Subsidiaries to prevent or minimize any actual or threatened release by the Borrower or any of its Subsidiaries, of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment which could in either case have a Materially Adverse Effect; and

          (iii) any change or proposed change in any law, rule, regulation or order (including without limitation, Environmental Laws) of any governmental body or regulatory authority, other than proposed changes of general applicability, which could have a Materially Adverse Effect.

     Section 6.6    Notice of Litigation and Other Matters.  Prompt notice of
                    --------------------------------------
the following events after an Authorized Officer has received notice or otherwise become aware thereof:

          (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against or to the extent known to the Borrower or any of its Subsidiaries in any other way relating materially adversely and directly to the Borrower or any Subsidiary of the Borrower, CCELP, the General Partner or the Manager, or any of their respective properties, assets or businesses or any License;

          (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any Subsidiary of the Borrower, the Manager, CCELP or the General Partner, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

          (c) any material amendment or change to any budget submitted under
Section 6.5(b) hereof for the operation of the System;

          (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower, CCELP or the General Partner under any material agreement other than this Agreement to which the Borrower, or any Subsidiary of the Borrower, CCELP or the General Partner is party or by which any of its respective properties may be bound, or (ii) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

          (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any Subsidiary of the Borrower or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan; and

          (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(l) of this Agreement.


                                   ARTICLE 7

                              Negative Covenants
                              ------------------

     So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise give their prior consent in writing:

     Section 7.1    Indebtedness of the Borrower.  The Borrower shall not, and
                    ----------------------------
shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

          (a) Indebtedness arising under this Agreement, the Notes and the other Loan Documents;

          (b) Accounts payable, subscriber deposits, accrued expenses and customer advance payments incurred in the ordinary course of business, which are
(1) current or (2) being contested in good faith by appropriate proceedings and for which the Borrower or any of its Subsidiaries, as the case may be, has established adequate reserves on its respective books;

          (c) Capitalized Lease Obligations in an amount not in excess of $3,000,000 in the aggregate;

          (d) Accrued but unpaid management fees and financial advisory fees and any interest thereon due pursuant to the Management Agreement and the Financial Advisory Agreement, respectively, subject to the terms of the Subordination of Management and Financial Advisory Fees Agreement;

          (e) Any other Indebtedness (including, without limitation, Indebtedness secured by Permitted Liens) in an aggregate outstanding principal amount at any time not to exceed $5,000,000;

          (f) Obligations under Interest Rate Hedge Agreements; and

          (g) Indebtedness arising under payment and performance bonds and letters of credit issued for the Borrower's account, or the account of a Subsidiary of the Borrower, in the ordinary course of the Borrower's or such Subsidiary's business in favor of the grantors of the Licenses and the Pole Agreements, in an aggregate amount not to exceed $3,000,000.

     Section 7.2    Limitation on Liens.  The Borrower shall not, and shall not
                    -------------------
permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens, and the Borrower shall not, and shall not permit any of its Subsidiaries to, undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist any Lien on any of its assets or properties (other than property subject to a Permitted Lien referred to in clause (e) or (h) of the definition of Permitted Liens).

     Section 7.3    Amendment and Waiver.  The Borrower shall not, and shall not
                    --------------------
permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of (a) its certificate or articles of incorporation, by-laws or partnership agreement, as the case may be, (b) the Management Agreement which materially alters the duties and obligations of the Manager thereunder, (c) the Financial Advisory Agreement which materially alters the duties and obligations of Kelso thereunder, (d) any Loan Document, or (e) any License (other than amendments and waivers in connection with the renewal thereof). The foregoing notwithstanding, (A) any such certificate or articles of incorporation, by-laws or partnership agreement may be amended or modified without the prior written consent of any of the Banks provided (i) no such amendment or modification adversely affects the rights of the Agents or the Banks under the Loan Documents, and (ii) copies of all documents evidencing or related to such amendment or modification are furnished to the Agents and the Banks within five (5) days prior to its effective date, and (B) any Licenses may be amended or modified without the prior written consent of any of the Banks in connection with renewals thereof in any case, and otherwise, provided such Licenses account for less than (i) five percent (5%) of
           --------
the Basic Subscribers of the Borrower and its Subsidiaries in the aggregate during any calendar year and (ii) twenty percent (20%) of the Basic Subscribers of the Borrower and its Subsidiaries in the aggregate during the term of this Agreement.

     Section 7.4    Liquidation, Change in Ownership, Disposition or Acquisition
                    ------------------------------------------------------------
of Assets.
---------

          (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time (i) liquidate, dissolve or terminate itself (or suffer any liquidation, dissolution or termination) or otherwise wind up, provided that the Borrower may dissolve such of its Subsidiaries as have no assets and no liabilities, (ii) enter into any merger, other than, so long as no Default then exists or would be caused thereby, a merger or consolidation among the Borrower and one or more of its Subsidiaries, provided that the Borrower is the surviving entity, or a merger or consolidation among two (2) or more Subsidiaries of the Borrower, (iii) create any Subsidiary, unless no Default then exists or would be caused by the creation of any such Subsidiary and unless the Borrower first complies with the terms of Section 5.13 hereof, or (iv) except pursuant to a Permitted Asset Swap, sell, lease, abandon, transfer or otherwise dispose of any of its assets, property or business to the extent that the fair market value of such assets exceeds $5,000,000 in the aggregate during the term hereof (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrower's or any of its Subsidiaries' business). All Net Proceeds received by the Borrower or any of its Subsidiaries from any sale, lease, transfer or other disposition of assets permitted hereunder (excluding such sales, leases, transfers or other dispositions in the ordinary course of the Borrower's or any of its Subsidiaries' business) shall be used to repay or prepay on the closing date of such sale an identical amount of the outstanding principal amount of the Loans to the extent required under Section
2.7 hereof. In the event the Borrower or any of its Subsidiaries sells or otherwise disposes of any assets in accordance with this Section, the Agents and the Banks will, upon receipt of the Net Proceeds of such sale or other disposition in repayment of the Loans to the extent required under Section 2.7 hereof, release their Liens on the assets so sold, leased, transferred or otherwise disposed.

          (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time acquire any assets, property or business of any other Person, or acquire stock, partnership or other ownership interests in any other Person, other than (i) the acquisition of the assets of the General Partner and Cencom from CCELP on the Agreement Date, (ii) in the ordinary course of business of the Borrower or its Subsidiaries, (iii) as permitted by the limitations on Capital Expenditures set forth in Section 7.15 hereof, (iv) so long as no Default hereunder then exists or would be caused thereby, acquisitions of cable television systems for a purchase price not to exceed $5,000,000 in the aggregate in any fiscal year and $10,000,000 in the aggregate during the term hereof, plus the aggregate amount of any Excess Cash Flow which, in accordance with Section 7.7(c) hereof, would be permitted to be distributed to the Partners and which are not so distributed, (v) pursuant to a Permitted Asset Swap, (vi) as permitted pursuant to Section 7.7(c) hereof, (vii) to acquire assets with insurance proceeds as permitted by Section 5.5(c) hereof, and (viii) with respect to the transfer of assets between and among the Borrower or any of its Subsidiaries, subject to the provisions of Section 5.13 hereof.

          (c) So long as no Default then exists or would be caused thereby, the Borrower or one or more of its Subsidiaries may enter into a Permitted Asset Swap, so long as (i) not less than thirty (30) days prior to the execution of contracts or agreements (other than substantially non-binding letters of intent) relating to any such Permitted Asset Swap, the Borrower provides the Agents and the Banks with written notice of its intent to enter into such a transaction, together with copies of all material documents and any other information which may be reasonably requested by the Administrative Agent or any Bank with respect thereto, (ii) not less than ten (10) days prior to the execution of contracts or agreements (other than substantially non-binding letters of intent) relating to any such transaction, the Borrower provides the Agents and the Banks with a certificate of its chief financial officer stating that no Default then exists or would be caused by the consummation of the Permitted Asset Swap and setting forth calculations specifically demonstrating the Borrower's pro forma compliance with Sections 7.8, 7.9 and 7.10 hereof through the remaining term of this Agreement, after giving effect to the consummation of such transaction, and
(iii) the Net Proceeds of any sale, lease, transfer or other disposition of any assets constituting a part of such Permitted Asset Swap are delivered to the Administrative Agent and distributed in the manner set forth in Section 2.7(b) hereof.

Upon any acquisition by the Borrower and its Subsidiaries, the Borrower shall immediately cause all assets and other properties, of whatever nature, to be pledged to the Administrative Agent as Collateral for the Obligations pursuant to Section 5.13 hereof to the extent that the existing Security Documents do not already so provide.

     Section 7.5    Limitation on Guaranties.  The Borrower shall not, and shall
                    ------------------------
not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) Guaranties by endorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations under agreements of the Borrower or any of its

Subsidiaries entered into in connection with the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Subsidiaries, and (c) Guaranties described in Section 7.1(g) hereof.

     Section 7.6    Investments.  The Borrower shall not, and shall not permit
                    -----------
any of its Subsidiaries to, make any loan or advance, or otherwise acquire for a consideration evidences of Indebtedness, capital stock or other securities of or equity interests in any Person, except that so long as no Event of Default then exists or would be caused thereby, the Borrower or any of its Subsidiaries may
(i) purchase marketable, direct obligations of the United States of America maturing within three hundred sixty-five (365) days of the date of purchase,
(ii) purchase commercial paper issued by corporations, each of which conducts a substantial part of its business in the United States of America, maturing within one hundred and eighty (180) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service, (iii) purchase repurchase agreements and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by any Bank or by a United States national or state bank having capital, surplus and undivided profits totaling more than $250 million and rated "A" or better by Moody's Investors Service, (iv) make acquisitions as permitted pursuant to Section 7.4 hereof, (v) make loans and advances to officers and employees (other than officers and employees, if any, who are shareholders of Kelso or the Manager), in an aggregate outstanding amount not to exceed $750,000, in the ordinary course of the Borrower's business, and (vi) make loans or advances to, and other investments in, the Borrower or any wholly-owned Subsidiaries of the Borrower.

     Section 7.7    Restricted Payments and Purchases.  The Borrower shall not,
                    ---------------------------------
and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that Subsidiaries of the Borrower may make Restricted Payments to the Borrower and to other wholly-owned Subsidiaries of the Borrower, and except further that the Borrower may:

          (a) accrue management fees under the Management Agreement and accrue financial advisory fees under the Financial Advisory Agreement, subject to the provisions of the Subordination of Management and Financial Advisory Fees Agreement and this Agreement;

          (b) so long as no Default hereunder then exists or would be caused thereby, during the period from January 18, 1995 through and including December 31, 1998, pay management fees and expenses and financial advisory fees and expenses in an aggregate amount for any fiscal year not to exceed $3,650,000, except that with respect to the fiscal year ending December 31, 1995, such amount shall not exceed the difference between (i) $3,650,000 minus (ii) management fees and expenses and financial
                       -----
advisory fees and expenses paid by the General Partner for the period from and after January 18, 1995 through and including the Agreement Date, as the same may become due and payable under the Management Agreement and the Financial Advisory Agreement, or, in the case of the General Partner, the predecessors to such Agreements;

          (c) subject to the provisions of Section 2.7(c) hereof, so long as no Default hereunder then exists or would be caused thereby, and so long as the Leverage Ratio is less than 5.5:1, on or after April 30, 1998 and on or after each April 30th thereafter, use up to fifty percent (50%) of Annual Excess Cash Flow for the most recently ended fiscal year of the Borrower to (i) make distributions to the Partners, or (ii) make acquisitions otherwise permitted under Section 7.4(b) hereof;

          (d) not less than five (5) days prior to the making of any such payment described in Section 7.7(b) or (c) above, the Borrower shall notify the Agents and the Banks in writing of its intent to make such a payment (making reference to this Section 7.7) and the proposed amount and nature of such payment, and shall provide the Agents and the Banks with calculations specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9 and
7.10 hereof, both before and after giving effect to such payment;

          (e) so long as no Default hereunder then exists or would be caused thereby, make Tax Distributions to the Partners;

          (f) so long as no Default hereunder then exists or would be caused thereby, distribute to the General Partner the amount of any accounting fees and any fees of other professionals with respect to the preparation of financial statements and tax returns of the General Partner solely with respect to matters involving the Borrower and its Subsidiaries and related matters arising in the ordinary course of business of the General Partner with respect to the Borrower and its Subsidiaries; and

          (g) so long as no Default hereunder then exists or would be caused thereby, pay fees of technical and other consultants in the ordinary course of the Borrower's and its Subsidiaries' business, so long as such consultants are not Affiliates.

     Section 7.8    Leverage Ratio.  (a) As of the end of any calendar quarter,
                    --------------
and (b) at the time of any Advance which increases the outstanding principal amount of the Loans (after giving effect to such Advance), the Borrower shall not permit the Leverage Ratio for the calendar quarter end being tested in the case of Section 7.8(a) above, or the most recent quarter end for which financial statements are required to have been provided to the Agents and the Banks pursuant to Section 6.1 hereof in the case of Section 7.8(b) above and after giving effect to the Advance as of such date, to exceed the ratios set forth below for calculation dates using financial statements for periods ending during the periods shown below:

                                                            Leverage
              Period                                          Ratio
              ------                                          -----
     From January 18, 1995
       through December 31, 1995                              6.50:1

     From January 1, 1996
       through June 30, 1996                                  6.25:1

     From July 1, 1996
       through December 31, 1996                              6.00:1

     From January 1, 1997
       through June 30, 1997                                  5.75:1

     From July 1, 1997
       through December 31, 1997                              5.50:1

     From January 1, 1998
       through December 31, 1998                              5.00:1

     From January 1, 1999
       through December 31, 1999                              4.50:1

     From January 1, 2000
       and thereafter                                         4.00:1

     Section 7.9    Annualized Operating Cash Flow to Fixed Charges Ratio.  As
                    -----------------------------------------------------
of March 31, 1997 and as of the end of each calendar quarter thereafter, the Borrower shall not permit the ratio of Annualized Operating Cash Flow for the calendar quarter end being tested to Fixed Charges for the four (4) calendar quarters immediately preceding the calculation date to be less than 1.0 to 1.0.

     Section 7.10   Annualized Operating Cash Flow to Pro Forma Debt Service.
                    --------------------------------------------------------
(a) As of the end of any calendar quarter, and (b) at the time of any Advance which increases the outstanding principal amount of the Loans (after giving effect to such Advance), the Borrower shall not permit the ratio of Annualized Operating Cash Flow for the calendar quarter end being tested in the case of
Section 7.10(a) above, or the most recent quarter end for which financial statements are required to be delivered to the Agents and the Banks pursuant to
Section 6.1 hereof in the case of Section 7.10(b) above, to Pro Forma Debt Service for the immediately succeeding four (4) calendar quarters, to be less than the ratio set forth below for calculation dates using financial statements for quarters ending during the periods set forth below:

               Period                                             Ratio
               ------                                             -----
     From January 18, 1995
       through December 31, 1997                                  1.20:1

     From January 1, 1998
       and thereafter                                             1.10:1

     Section 7.11   Affiliate Transactions.  Except as specifically provided in
                    ----------------------
Section 7.7 hereof and otherwise specifically provided herein, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its properties or assets to any Affiliate on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transactions had been effected on an arm's length basis with a non-Affiliate. In addition, the Borrower and any of its Subsidiaries shall receive the full benefit of any discounts, rebates or special payment terms for pay television programming available to the Manager which the Manager is permitted to pass through to the Borrower or such Subsidiary, but which are not available to the Borrower or such Subsidiary from a non-Affiliate.

     Section 7.12   Real Estate.  The Borrower shall not, and shall not permit
                    -----------
any of its Subsidiaries to, purchase or become obligated to purchase real estate (other than easements, rights-of-way, restrictions and other similar encumbrances on the use of real property), other than purchases, with a value of less than $500,000 for any single purchase, and less than $1,000,000 in the aggregate for all purchases after the Agreement Date.

     Section 7.13   Limitation on Leases.  The Borrower shall not make or be or
                    --------------------
become obligated to make, or permit any of its

Subsidiaries to make or be or become obligated to make, any payment in respect of any obligations as lessee under a lease, except for (x) payments under leases to be used in connection with the operation of its business which, when aggregated with all other payments under such leases by the Borrower and its Subsidiaries would not exceed in the aggregate during any one fiscal year of the Borrower, $1,500,000, and during the term of this Agreement, $10,000,000, and
(y) payments relating to Capitalized Lease Obligations permitted hereby.

     Section 7.14   ERISA Liabilities.  The Borrower shall not, and shall not
                    -----------------
permit any of its Subsidiaries to, allow any of their respective Plans to have an accumulated funding deficiency as defined in Code Section 4971(c)(ii) and measured at the end of any Plan year. The Borrower shall not, and shall not permit any of its Subsidiaries to become a participant in any Multiemployer Plan.

     Section 7.15   Capital Expenditures.  The Borrower shall not permit the
                    --------------------
aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries (and, prior to the Agreement Date, by the General Partner and its Subsidiaries), on a consolidated basis, in any period set forth below to exceed as of the end of such period the sum of (a) the limit for such period, as set forth below, plus (b) any unexpended portion of the Capital Expenditures limit set forth below for the preceding period.

                                                     Capital
          Period                                Expenditures Limit
          ------                                ------------------
     From January 18, 1995
       through December 31, 1995                      $ 23,500,000

     From January 1, 1996
       through December 31, 1996                      $ 18,500,000

There shall be no dollar limitation on Capital Expenditures after December 31, 1996.


     Section 7.16   No Limitation on Upstream Dividends by Subsidiaries.  The
                    ---------------------------------------------------
Borrower shall not permit any of its Subsidiaries to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends or distributions on any class of its stock or any partnership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such stock or any such partnership interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower, on an annual or cumulative basis, is or would be otherwise limited or restricted.


                                   ARTICLE 8

                                    Default
                                    -------

     Section 8.1    Events of Default.  Each of the following shall constitute
                    -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

          (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

          (b) The Borrower shall default in the payment of (i) any interest under the Notes, or any of them, or fees or other amounts payable hereunder or under any other Loan Document (other than as provided in Section 8.1(b)(ii) hereof), when due, which Default is not cured within three (3) days from the date such payment shall become due, or (ii) any principal under the Notes, or any of them, when due;

          (c) The Borrower shall default (i) in the performance or observance of any agreement or covenant contained in Article 7 hereof, (ii) in the performance or observance of any negative covenant contained in any of the Loan Documents, or (iii) in providing any financial statement or report under Article 6 hereof which would permit the Agents and the Banks to determine whether the Borrower was in Default under Article 7 hereof;

          (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured to the Majority Banks' satisfaction within a period of thirty (30) days from the date on which any Authorized Officer becomes aware of or receives notice of the occurrence of such default;

          (e) There shall occur any default in the performance or observance of any agreement or covenant or material breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement), which shall not be cured to the Majority Banks' satisfaction within a period of thirty (30) days from the date on which any Authorized Officer becomes aware or receives notice of the occurrence of such default;

          (f) There shall be entered a decree or order for relief in respect of the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries or of any substantial part of its respective properties, or ordering the winding-up or liquidation of the affairs of the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries or an involuntary petition shall be filed against the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries, and (i) such petition shall not be diligently contested, or (ii) any such petition shall continue undismissed for a period of sixty (60) consecutive days;

          (g) The Borrower, the Manager, CCELP, the General Partner, or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries or of any substantial part of its respective properties, or the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay its debts as they become due (other than to the extent required with respect to the General Partner, under the Subordination Agreement and the terms of the Hallmark Subordinated Debt), or the Manager, CCELP, the General Partner, the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

          (h) A final judgment shall be entered by any court against the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds any insurance coverage which is uncontested by the insurance carrier by $3,000,000 or more, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value any insurance coverage which is uncontested by the insurance carrier by $3,000,000 or more in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

        (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or the Borrower or any of its Subsidiaries shall enter into or become obligated to contribute to a Multiemployer Plan;

          (j) Any Materially Adverse Effect shall occur, or any event shall occur which has a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of CCELP or the General Partner;

          (k) There shall occur any failure by the Borrower or any of the Borrower's Subsidiaries to pay any Indebtedness when due (after any applicable cure period) or there shall occur any default which entitles the holders to accelerate the maturity thereof under, in either case, any agreement or instrument evidencing Indebtedness of the Borrower or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $3,000,000; or there shall occur any material default under any

Interest Rate Hedge Agreement having a notional principal amount of $3,000,000 or more;

         (1) There shall occur any default which entitles the holders to accelerate the maturity thereof under any agreement or instrument evidencing Indebtedness for Money Borrowed of Holdings, CCELP or the General Partner, in an aggregate principal amount exceeding $3,000,000;

         (m) The Borrower shall at any time fail to obtain management services pursuant to the Management Agreement, for itself and its Subsidiaries, from the Manager or any permitted transferee, successor or assignee Manager agreed to in writing by the Majority Banks for a period of thirty (30) consecutive days, or there shall occur any event which could have a materially adverse effect upon the ability of the Manager or any permitted transferee, successor or assignee Manager agreed to in writing by the Majority Banks to fulfill its obligations under the Management Agreement and the possibility that such event could have such a materially adverse effect shall continue to exist on the thirty-first
(31st) day after the occurrence of such event;

         (n) Any one or more of the following shall occur with respect to Licenses which account for five percent (5%) or more of the Basic Subscribers:

        (i) any License shall be revoked and such revocation shall not be waived or stayed, or there shall occur a material default by the Borrower or any of its Subsidiaries under any License which shall not have been waived within thirty (30) days of the occurrence thereof, or any proceedings shall in any way be brought to challenge (and shall continue uncontested for a period of thirty (30) days) the validity or enforceability of any License, or

        (ii) a proceeding for the renewal of any License shall not be commenced at least one year prior to its expiration, or

        (iii) any License shall expire due to termination, nonrenewal or for any other reason, which, together with any other such Licenses described in this Section 8.1(n), account for five percent (5%) or more of the Basic Subscribers;

        (o) Any material provision of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries, or by any governmental authority (other than the grantor of any License in a proceeding pertaining to such

License) having jurisdiction over the Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

          (p) Any Security Document shall for any reason (other than failure to file UCC continuation statements), fail or cease (except by reason of lapse of time) to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on or security interest in any material portion of the Collateral purported to be covered thereby;

          (q) Kelso shall for any reason fail to own, directly or indirectly, beneficially and of record, (i) prior to an initial public offering of its capital stock by the General Partner, at least fifty-one percent (51%), and (ii) after an initial public offering of its capital stock by the General Partner, at least thirty-five percent (35%) of all economic ownership interests in, and voting rights with respect to the capital stock of, the General Partner; or Kelso shall for any reason fail to have the power to elect a majority of the board of directors of the General Partner; or Kelso shall for any reason fail to be the shareholder which owns, legally and beneficially, the largest percentage of all classes of the issued and outstanding capital stock of the General Partner;

          (r) Kelso shall for any reason fail to own, directly or indirectly, beneficially and of record, at least fifty-one percent (51%) of all economic ownership interests in, and voting rights with respect to CCELP; or Kelso shall for any reason fail to have, directly or indirectly, the largest share of voting rights with respect to CCELP; or Kelso shall for any reason fail to be the entity which owns, directly or indirectly, legally and beneficially, the largest percentage of all partnership interests in CCELP;

          (s) The General Partner shall cease to be the managing general partner of the Borrower or the sole general partner of the Borrower; or CCELP shall cease to own, directly or indirectly, beneficially and of record, at least seventy-five percent (75%) of all economic ownership interests in, and voting rights with respect to the Borrower;

          (t)   Unless the Majority Banks have otherwise agreed in writing:
(i) (1) each of Jerald L. Kent, Howard L. Wood and Barry L. Babcock (or any substitute general partner which is not rejected by the Majority Banks, as provided below) shall cease for any reason to be a general partner of Charter Communications Group, or (2) Charter Communications Group shall for any reason fail to be controlled, directly or indirectly, by at least one of such individuals, or (3) a majority of the voting equity of and economic interests in Charter Communications Group shall for any reason fail to be owned by at least one of such individuals; provided, however, that if any of the events described in clause (1), (2) or (3) above occurs solely as a result of the death, disability or legal incapacity of any such individual (or any substitute general partner which is not rejected by the Majority Banks, as provided below), such event shall not constitute an Event of Default unless (w) thirty (30) days after the occurrence of such event, the Borrower shall have failed to provide the Agents and the Banks with a written proposal as to the identity of one or more willing substitute general partners of Charter Communications Group, together with a list of the names of the Charter Communications Group, or (x) the Majority Banks shall have rejected, in writing, any such proposal given (within such thirty (30) day period) by the Borrower or (y) any such substitute general partner shall fail to become a general partner of Charter Communications Group within a reasonable time thereafter or (z) the senior management proposed by the Borrower as set forth in clause (w) above, or any combination thereof, shall for any reason fail to engage in senior management of Charter Communications Group; or (ii) Charter Communications Group shall for any reason fail to control Charter Communications, Inc., a Delaware corporation, at any time it is the Manager, directly or indirectly, or Charter Communications Group shall for any reason fail to own a majority of the voting equity of Charter Communications, Inc., a Delaware corporation, at any time it is the Manager; provided that for purposes of this Section 8.1(t), "control" shall mean the possession of the power to direct or cause the direction of management and policies of the Person in question, whether through the ownership of voting securities, by contract or otherwise;

           (u) The Borrower shall fail to have provided to the Administrative Agent and the Banks, by December 15, 1995: (i) evidence satisfactory to the Administrative Agent that all necessary consents to the Commission to the transfer to the borrower of all Commission Licenses held by the General Partner and Cencom, or either of them, on or prior to the Agreement Date have been received, together with an opinion of Commission counsel which is substantially similar to the opinion of Commission counsel previously delivered in connection with the Prior Loan Agreement; or (ii) evidence satisfactory to the Administrative Agent that all necessary consents to the transfer or assignment to the Borrower of all Pole Agreements set forth on

Schedule 2 hereto and all "material" contracts and agreements (as such term is
----------
defined in the Security Agreement) held by the General Partner and Cencom, or either of them, have been received; or (iii) evidence satisfactory to the Administrative Agent that the Borrower has used its best efforts to obtain all necessary consents to the collateral assignment of such contracts and agreements to the Administrative Agent, for itself and on behalf of the Banks, in accordance with the terms of the Security Agreement; or

            (v) Any demand for payment shall be made under the Guaranty issued by CCELP in favor of HC Crown Corp. in respect of the Hallmark Subordinated Debt.

       Section 8.2   Remedies. If an Event of Default shall have occurred and
                     --------
shall be continuing:

            (a) With the exception of an Event of Default specified in Section 8.1(f) or (g), the Administrative Agent, at the direction of the Majority Banks, shall (i) terminate the Commitments, and (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed under this Agreement, the Notes and the other Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes, or the other Loan Documents to the contrary notwithstanding.

            (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate, all without any action by any of the Administrative Agent and the Banks or the Majority Banks or the holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding.

           (c) The Administrative Agent, with the concurrence of the Majority Banks, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

           (d) The Administrative Agent shall have the right (but not the obligation) to operate the System in accordance with the terms of the Licenses and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Banks, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Banks fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days' after the Administrative Agent has begun to operate the System, the Administrative Agent may, after giving notice to the Banks of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of the System. Such payments and expenditures in excess of receipts shall constitute Advances under this Agreement, notwithstanding any limitation that might otherwise be imposed on Advances by the amount of the Commitments. Advances made pursuant to this
Section 8.2(d) shall bear interest as provided in Section 2.3(e) and shall be payable on the earlier of demand or the Maturity Date. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Banks to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Banks, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Administrative Agent, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the System in the exercise of the Administrative Agent's and the Banks' rights under this Section 8.2(d).

          (e) The rights and remedies of the Administrative Agent and the Banks hereunder shall be cumulative, and not exclusive.


                                   ARTICLE 9

                                   The Agents
                                   ----------

     Section 9.1    Appointment and Authorization.  Each Bank hereby irrevocably
                    -----------------------------
appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Note irrevocably to appoint and authorize, the Administrative Agent and the Documentation Agents to take such actions as its agents on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Documentation Agents, nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

     Section 9.2    Interest Holders.  The Agents may treat each Bank, or the
                    ----------------
Person designated in the last notice filed with the Administrative Agent under this Section, as the holder of all of the interests of such Bank in its Loans and in its Note until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 9.3    Consultation with Counsel.  The Agents may consult with such
                    -------------------------
legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith.

     Section 9.4    Documents.  The Agents shall be under no duty to examine,
                    ---------
inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Agents shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5    Agents and Affiliates.  With respect to the Commitments and
                    ---------------------
the Loans, the affiliates of the Agents which are Banks shall have the same rights and powers hereunder as any other Bank, and the Agents and their respective affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any Affiliates of, or Persons doing business with, the Borrower, as if it were not affiliated with the Agents and without any obligation to account therefor. The Banks acknowledge that the Agents and their respective affiliates have other lending and investment relationships with the Borrower, its Subsidiaries, and its Affiliates and in the future may enter into additional such relationships.

     Section 9.6    Responsibilities of the Agents.  The duties and obligations
                    ------------------------------
of the Agents under this Agreement are only those expressly set forth in this Agreement. Each of the Agents shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Bank that such Bank considers that a Default or an Event of

Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. None of the Agents shall be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Administrative Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

     Section 9.7    Collateral.  The Administrative Agent is hereby authorized
                    ----------
to act on behalf of the Banks, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interest except in compliance with Section 11.12 hereof.

     Section 9.8    Action by the Administrative Agent and the Documentation
                    --------------------------------------------------------
Agents.
------

          (a) The Administrative Agent and the Documentation Agents shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in them by, and with respect to taking or refraining from taking any action or actions which they may be able to take under, or in respect of, this Agreement, unless the Administrative Agent or either Documentation Agent shall have been instructed by the Majority Banks to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) or 8.2(c) of this Agreement without the request of the Majority Banks. Each Administrative Agent and each Documentation Agent shall not incur any liability under, or in respect of, this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

          (b) Neither the Administrative Agent nor any Documentation Agent shall be liable to the Banks or to any Bank in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Banks, and any action taken or failure to act pursuant to such instructions shall be binding on all Banks.

     Section 9.9    Notice of Default or Event of Default.  In the event that
                    -------------------------------------
any of the Agents or any Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, such Agent or such Bank shall promptly notify the Banks and the other Agents, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Banks shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its action pursuant to any such request. If the Majority Banks shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

     Section 9.10   Responsibility Disclaimed.  The Agents shall be under no
                    -------------------------
liability or responsibility whatsoever as Agents:

          (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Bank of any of its or their obligations under this Agreement;

          (b) To any Bank, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or (ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document; or

          (c) To any Bank, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

     Section 9.11   Indemnification.  The Banks agree to indemnify the Agents
                    ---------------
(to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by such Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Agent as determined by a final order of a court of competent jurisdiction.

     Section 9.12   Credit Decision.  Each Bank represents and warrants to each
                    ---------------
other and to the Agents that:

          (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and the Borrower's Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon information provided by any of the Agents; and

          (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and the Borrower's Subsidiaries.

     Section 9.13   Successor Administrative Agent and Documentation Agents.
                    -------------------------------------------------------
The Administrative Agent and either of the Documentation Agents may resign at any time by giving written notice thereof to the Banks and the Borrower, and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent or Documentation Agent. If no successor Administrative Agent or Documentation Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within ten (10) days after the retiring Administrative Agent's or Documentation Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent or Documentation Agent, then the retiring Administrative Agent or Documentation Agent may, on behalf of the Banks, appoint a successor Administrative Agent or Documentation Agent, as the case may be, which shall be any Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $500,000,000. Such successor Administrative Agent or Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring

Administrative Agent or Documentation Agent, and the retiring Administrative Agent or Documentation Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's or Documentation Agent's resignation or removal hereunder as Administrative Agent or Documentation Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Documentation Agent.

     Section 9.14   Managing Agents.  The Managing Agents shall have no duties
                    ---------------
or obligations under this Agreement or the other Loan Documents in their capacities as Managing Agents.

     Section 9.15   Co-Agents.  The Co-Agents shall have no duties or
                    ---------
obligations under this Agreement or the other Loan Documents in their capacities as Co-Agents.


                                   ARTICLE 10

                            Change in Circumstances
                         Affecting Fixed Rate Advances
                         -----------------------------

     Section 10.1   Fixed Rate Basis Determination Inadequate or Unfair.  If
                    ---------------------------------------------------
with respect to any proposed Fixed Rate Advance for any Interest Period, the Administrative Agent determines that deposits in dollars (in the applicable amount) are not being offered in the relevant market for such Interest Period, or if the Majority Banks determine that the rate quoted by the Administrative Agent does not reflect the Banks' actual cost of funding such Advance, the applicable Banks shall forthwith give notice thereof to the Administrative Agent, the Borrower and the other Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of such Bank or all of the Banks, as applicable, to make such type of Fixed Rate Advances shall be suspended.

     Section 10.2   Illegality.  If any applicable law, rule or regulation, or
                    ----------
any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank to make, maintain or fund its Fixed Rate Advances (whether LIBOR Advances, CD Rate Advances, or both), such Bank shall notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the Banks and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Fixed Rate Advance of such Bank so affected, together with accrued interest thereon, either
(a) on the last day of the then current Interest Period applicable to such affected Fixed Rate Advances if such Bank may lawfully continue to maintain and fund such Fixed Rate Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such affected Fixed Rate Advances to such day. Concurrently with repaying each affected Fixed Rate Advance of such Bank so affected, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance (or the other type of Fixed Rate Advance, if available) from such Bank, and such Bank shall make such Advance in an amount such that the outstanding principal amount of the Note held by such Bank shall equal the outstanding principal amount of such Note immediately prior to such repayment.

     Section 10.3   Increased Costs.
                    ---------------

          (a) If any applicable law, rule or regulation adopted or promulgated after the Agreement Date, or any change therein or in any law, rule or regulation existing as of the Agreement Date, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (1) shall subject any Bank to any tax, duty or other charge with respect to its obligation to make Fixed Rate Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Fixed Rate Advances or in respect of any other amounts due under this Agreement, in respect of its Fixed Rate Advances, or its obligation to make Fixed Rate Advances (except for Taxes excluded under Section 2.9(b) hereof); or

               (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage or Domestic Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Bank or shall impose on any Bank or the London Interbank Borrowing Market any other condition affecting its obligation to make such Fixed Rate Advances or its Fixed Rate Advances;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any such Fixed Rate Advances, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under any of its Notes with respect thereto, then, on the earlier of a date within fifteen
(15) days after demand by such Bank or the Maturity Date, the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which its has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank made in good faith, be otherwise disadvantageous to such Bank.

          (b) A certificate of any Bank claiming compensation under this Section
10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be presumptively correct in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, prepay in full the then outstanding affected Fixed Rate Advances of such Bank, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under
Section 2.10 hereof. Concurrently with prepaying such Fixed Rate Advances the Borrower shall borrow a Base Rate Advance or a Fixed Rate Advance not so affected, from such Bank, and such Bank shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Bank shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

     Section 10.4   Effects on Other Advances.  If notice has been given
                    -------------------------
pursuant to Sections 10.1, 10.2 or 10.3 suspending the obligation of any Bank to make any type of Fixed Rate Advance, or requiring Fixed Rate Advances of any Bank to be repaid or prepaid, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Bank as the type of Fixed Rate Advances affected shall be made instead as Base Rate Advances, or, if available, the other type of Fixed Rate Advance.

     Section 10.5   Claims for Increased Costs and Taxes.  In the event that any
                    ------------------------------------
Bank shall decline to make any type of Fixed Rate Advances pursuant to Section
10.1 or 10.2 hereof or shall have notified the Borrower that it is entitled to claim compensation pursuant to Section 2.12 or 10.3 hereof (each such Bank being an "Affected Bank"), the Borrower may designate a replacement bank (a "Replacement Bank") to assume the Commitments and the obligations of any such Affected Bank hereunder, and to purchase the outstanding Note or Notes of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Bank plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder, including without limitation, any amount which would be payable to such Affected Bank pursuant to
Section 2.10, and upon such assumption and purchase by the Replacement Bank, such Replacement Bank shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).


                                   ARTICLE 11

                                 Miscellaneous
                                 -------------

     Section 11.1   Notices.
                    -------

          (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out by telex or telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Borrower, to it at:

               Charter Communications Entertainment I, L.P.
               12444 Powerscourt Drive
               Suite 400
               St. Louis, Missouri  63131
               Attn:  Jeffrey Sanders

               with a copy to:

               Paul, Hastings, Janofsky & Walker
               600 Peachtree Street, N.E.
               Suite 2400
               Atlanta, Georgia 30308
               Attn:  Kevin Conboy, Esq.


         (ii) If to the Administrative Agent, to it at:

               Toronto Dominion (Texas), Inc.
               909 Fannin, Suite 1700
               Houston, Texas  77010
               Attn:  Manager, Agency

               with a copy to:

               The Toronto-Dominion Bank
               31 West 52nd Street
               New York, New York  10019
               Attn:  Melissa Glass

               and with a copy to:

               Powell, Goldstein, Frazer & Murphy
               Sixteenth Floor
               191 Peachtree Street, N.E.
               Atlanta, Georgia  30303
               Attn:  Mary W. Bondurant, Esq.

         (iii) If to the Banks, to them at:

               Toronto Dominion (Texas), Inc.
               909 Fannin, Suite 1700
               Houston, Texas  77010
               Attn:  Manager, Agency

               with a copy to:

               The Toronto-Dominion Bank
               31 West 52nd Street
               New York, New York  10019
               Attn:  Melissa Glass

               Chemical Bank
               270 Park Avenue
               New York, New York  10017
               Attn:  Joseph Coneeny

               CIBC Inc.
               425 Lexington Avenue, 6th Floor
               New York, New York  10017
               Attn:  Tefta Ghilaga

               Credit Lyonnais Cayman Island Branch
               1301 Avenue of the Americas
               New York, New York  10019
               Attn:  Bruce Yeager

               NationsBank, N.A. (Carolinas)
               901 Main Street, 64th Floor
               Dallas, Texas  75202
               Attn:  Hutch McClendon

               Banque Paribas
               2029 Century Park East, Suite 3900
               Los Angeles, California  90067
               Attn:  Steve Healey

               CoreStates Bank, N.A.
               FC 1-8-10-73
               1339 Chestnut Street
               Philadelphia, Pennsylvania  19101
               Attn:  Anthony B. Parisi

               The Long-Term Credit Bank of Japan, Ltd.
               190 South Lasalle Street, Suite 800
               Chicago, Illinois  60603
               Attn:  Ken Loveless

               Mercantile Bank of St. Louis
                 National Association
               721 Locust Street
               St. Louis, Missouri  63102
               Attn:  Eloise Engman

               NatWest Bank N.A.
               175 Water Street
               New York, New York  10038
               Attn:  Michael Cerullo

               Union Bank
               445 South Figueroa Street
               Los Angeles, California  90071
               Attn:  Kevin Sampson

               Van Kampen Merritt Prime Rate Income Trust
               c/o Van Kampen American Capital
               One Parkview Plaza
               Oakbrook Terrace, Illinois  60181
               Attn:  Jeffrey Maillet

               First National Bank of Maryland
               25 South Charles Street
               Baltimore, Maryland  21201
               Attn:  John Bruch

               Banque Francaise du Commerce Exterieur
               645 Fifth Avenue
               New York, New York  10022
               Attn:  Rick Kammler


Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

          (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to other parties.

     Section 11.2   Expenses.  The Borrower will promptly pay:
                    --------

          (a) all reasonable out-of-pocket expenses of the Documentation Agents and the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder whether or not such Advance is made, including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy, special counsel for the Administrative Agent;

          (b) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents (other than routine overhead expenses) and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Banks relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of counsel for the Administrative Agent; and

          (c) all reasonable out-of-pocket costs and expenses of the Agents and the Banks in obtaining performance under this Agreement or the other Loan Documents and in connection with any restructuring, refinancing or "work out" of the transactions contemplated hereby and thereby, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of any experts, agents, consultants and counsel for the Administrative Agent and reasonable fees and out-of-pocket expenses of counsel for the other Banks, collectively (which counsel for the Banks shall be selected by the Majority Banks).

     Section 11.3   Waivers.  The rights and remedies of the Agents and the
                    -------
Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Majority Banks or the Banks, or any of them, in exercising any right shall operate as a waiver of such right. The Agents and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Banks decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further requests for Advances or preclude the Banks from exercising any rights available to the Banks under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Banks or by the Majority Banks shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Banks at variance with the terms of the Agreement such as to require further notice by the Banks of the Banks' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Agents and the Banks, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Agents and the Banks are party, relating to the Borrower.

     Section 11.4   Set-Off.  In addition to any rights now or hereafter granted
                    -------
under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Banks and any subsequent holder or holders of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Banks or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Banks or such holder under this Agreement, the Notes and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) the Banks or the holder of the Notes shall have made any demand hereunder or (b) the Banks shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Bank or by any subsequent holder of the Notes shall be subject to the pro rata treatment provisions of
Section 2.11 hereof. Upon direction by the Administrative Agent with the consent of the Majority Banks, each Bank holding deposits of the Borrower shall exercise its set-off rights as so directed. The Administrative Agent will notify the Borrower after the exercise of set-off rights under this Section.

     Section 11.5   Assignment.
                    ----------

          (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Bank.

          (b) Each Bank may sell assignments of up to one hundred percent (100%) of its interest hereunder to (A) one or more affiliates of such Bank or to any other Bank, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve

Bank, so long as such assignment does not relieve such Bank from its obligations hereunder.

          (c) Each of the Banks may at any time enter into assignment agreements (but not participations) with one or more other banks or other Persons pursuant to which each Bank may assign its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof, provided, that (1) all assignments (other than assignments described in
         --------
clause (b) hereof) shall be in minimum aggregate principal amounts of $7,500,000 with respect to both Commitments or either Commitment, as applicable (unless after giving effect to all contemporaneous assignments to such Person, such Person has a minimum aggregate commitment under the Commitments of $7,500,000),
(2) without the prior consent of the Borrower, no Bank may assign more than forty-nine percent (49%) of its interest hereunder on the Agreement Date, unless such Bank is selling one hundred percent (100%) of its interest, and (3) all assignments (other than assignments described in clause (b) hereof) shall be subject to the following additional terms and conditions:

               (i) No assignment (except assignments permitted in Section 11.5(b) hereof) shall be sold without the prior consent of the Administrative Agent and, prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld and, with respect to any assignment to any Person in an aggregate principal amount of less than $10,000,000, the Borrower shall have received not less than ten (10) Business Days' prior notice;

               (ii) Any Person purchasing an assignment of the Loans from any Bank shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(l) hereof);

               (iii) The Borrower, the Agents and the Banks agree that assignments permitted hereunder may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit N attached hereto. An administrative
                                  ---------
     fee of $2,500 shall be payable to the Administrative Agent by the assigning Bank at the time of any assignment hereunder other than with respect to an assignment to an Affiliate of such Bank;

               (iv) Each Bank agrees to provide the Administrative Agent and the Borrower with prompt written notice of the making of any assignments of its interests hereunder;

               (v) No assignment of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

               (vi) No such assignment may be made to any bank or other financial institution (A) that does not have a minimum capital and surplus of $500,000,000, (B) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed and (C) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

               (vii) If applicable, each Bank shall cause each of its assignees to provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Bank's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by such Bank in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

          (d) Nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

          (e) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Banks pursuant to Section 2.11 hereof.

     Section 11.6   Accounting Principles; Calculations.  All references in this
                    -----------------------------------
Agreement to generally accepted accounting principles shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All calculations required to be made hereunder with respect to the Borrower and its Subsidiaries shall be made for the Borrower and its Subsidiaries on a consolidated basis. All calculations for the Borrower and its Subsidiaries relating to time periods prior to the Agreement Date shall be deemed to include calculations for the General Partner and its Subsidiaries as well as the Borrower and its Subsidiaries on a consolidated basis. All calculations required to be made hereunder with respect to compliance by the Borrower hereunder, including, without limitation, compliance under Sections 2.7(b), 7.3, 7.4(a), 7.4(b), 7.12, 7.13 and 7.15 hereof, shall be deemed to include calculations for all activities engaged in, all transactions consummated by and all events which occurred with respect to the General Partner and its Subsidiaries for the period from and including January 18, 1995 through the Agreement Date. For all purposes herein, the phrase "during the term of this Agreement" or similar phrases used herein shall be deemed to refer to the period from and including January 18, 1995 through the applicable calculation date.

     Section 11.7   Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8   Governing Law.  This Agreement and the other Loan Documents
                    -------------
shall be construed in accordance with and governed by the law of the State of New York.

     Section 11.9   Severability.  Any provision of this Agreement which is
                    ------------
prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10  Interest.
                    --------

          (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

          (b) Notwithstanding the use by the Banks of the Base Rate, CD Rate, LIBOR and the Federal Funds Rate as reference rates for the determination of interest on the Loans, the Banks shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

     Section 11.11  Headings.  Headings used in this Agreement are for
                    --------
convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.12  Amendment and Waiver.  Neither this Agreement nor any term
                    --------------------
hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of either Commitment, (b) reduction of any repayment of the Loans provided in Section 2.5 or 2.7 hereof, (c) reduction of any required reduction in the Revolving Loan Commitment provided in Section 2.5 hereof, (d) any reduction of any principal, interest or fees due hereunder, (e) any postponement of the timing of payments of principal, interest and fees due hereunder, (f) any release (other than a release required under Section 7.4 hereof) or impairment of the value of any Collateral for the Loans, (g) any waiver of any Default due to the Borrower's failure to pay any sum due hereunder, (h) any amendments or modifications to the Hallmark Subordinated Debt other than amendments or modifications which are purely of an administrative nature or which (1) extend the maturity of principal due thereunder, (2) decrease the rate of interest payable by Holdings thereunder, (3) modify any reporting requirements or notice provisions, (4) loosen any covenant of Holdings thereunder, or (5) forgive any Indebtedness of Holdings arising thereunder, or (i) any amendment of this
Section 11.12 or of the definition of Majority Banks, any amendment or waiver may be made only by an instrument in writing signed by each of the Banks and, in the case of an amendment, also by the Borrower. In addition, no Bank's portion of any Commitment hereunder may be increased without the written consent of such Bank. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of any Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Banks. No term or provision of any Security Document may be amended or waived orally, but only by an instrument in writing signed by the Administrative Agent with the direction of the Majority Banks and, in the case of an amendment, by such of the Borrower and its Subsidiaries as are party thereto; provided, that the written consent of all of the Banks shall be required with respect to any amendment to or waiver of the provisions of any Security Document which would have the effect of (i) releasing any portion of the Collateral for the Loans, other than in connection with any permitted asset sale (which shall require no further approval by the Banks) or (ii) releasing any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in either such case as described in clauses (i) and (ii) of this sentence, such release shall require no further approval by the Banks). The Agents and the Banks hereby instruct and authorize the Administrative Agent to enter into the Security Documents (and all other Loan Documents) referred to in Section 3.1 hereof as of the Agreement Date and any other Security Documents required to be entered into by the Borrower or any of its Subsidiaries hereunder after the Agreement Date.

     Section 11.13  Entire Agreement.  Except as otherwise expressly provided
                    ----------------
herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14  Other Relationships.  No relationship created hereunder or
                    -------------------
under any other Loan Document shall in any way affect the ability of the Agents and the Banks to enter into or maintain business relationships with the Borrower or any of its Subsidiaries, the General Partner, either of the Limited Partners, the Manager, or any of their Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.15  Agreement to Transfer and Consent.  By its execution of this
                    ---------------------------------
Agreement, (a) the General Partner agrees (i) to transfer to CCELP on the Agreement Date substantially all of the General Partner's assets (other than its ownership of the stock of Cencom) and all of the its liabilities, including, without limitation, the General Partner's liabilities under the Prior Loan Agreement, and (ii) to transfer to CCT on the Agreement Date the portion of the General Partner's assets not transferred to CCELP; (b) CCELP consents to the transfer to CCELP on the Agreement Date of substantially all of the assets of the General Partner and all of the assets of Cencom (other than the General Partner's ownership of the stock of Cencom) and all of the liabilities of the General Partner and Cencom, including, without limitation, the General Partner's liabilities under the Prior Loan Agreement; (c) CCT consents to the transfer to CCT on the Agreement Date of the portion of the assets of the General Partner not transferred to CCELP; (d) CCELP agrees to transfer to the Borrower on the Agreement Date all of the assets and liabilities of the General Partner and Cencom which are transferred to CCELP by the General Partner and Cencom; and (e) CCT agrees to transfer to the Borrower on the Agreement Date all of the assets of the General Partner which are transferred to CCT by the General Partner. By their execution of this Agreement, the parties signatory hereto consent to the transactions contemplated hereby, including, without limitation, (i) the transfer to CCELP on the Agreement Date of substantially all of the assets (other than the General Partner's ownership of the stock of Cencom) and all of liabilities of the General Partner, including, without limitation, the General Partner's liabilities under the Prior Loan Agreement; (ii) the transfer to CCT on the Agreement Date of the portion of the assets of the General Partner not transferred to CCELP; (iii) the transfer by CCELP and CCT to the Borrower on the Agreement Date of all assets and liabilities of the General Partner previously transferred to CCELP and CCT, respectively; (iv) the transfer to CCELP on the Agreement Date of all assets and liabilities of Cencom and the subsequent transfer on the Agreement Date of such assets and liabilities to the Borrower; and (v) effective upon completion of the transfer of all assets from the General Partner and Cencom to CCELP and CCT, respectively, and the transfer of all liabilities from the General Partner and Cencom to CCELP and the subsequent transfer to the Borrower by CCELP and CCT, the agreement of the Borrower to assume all of the Obligations (as defined in the Prior Loan Agreement) of the General Partner and to be bound by all of the terms and conditions set forth in the Prior Loan Agreement, as amended and restated hereby.

                                   ARTICLE 12

                              Waiver of Jury Trial
                              --------------------

     Section 12.1   Waiver of Jury Trial.  THE BORROWER, EACH AGENT AND EACH
                    --------------------
BANK HEREBY AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER' SUBSIDIARIES, THE GENERAL PARTNER, EITHER OF THE LIMITED PARTNERS, THE MANAGER, AND ANY OF THE AGENTS OR THE BANKS, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P., a
                         Delaware limited partnership

                         By: Its General Partner

                         CCA ACQUISITION CORP., a Delaware corporation

                             /s/ Jeffrey Sanders
                         By:______________________________________________
                             Its: Executive Vice President


ADMINISTRATIVE AGENT:    TORONTO DOMINION (TEXAS), INC., as
                         Administrative Agent

                             /s/ Melissa B. Nigro
                         By:______________________________________________
                             Its: Vice President


DOCUMENTATION AGENTS:    TORONTO DOMINION (TEXAS), INC., as a
                         Documentation Agent

                             /s/ Melissa B. Nigro
                         By:______________________________________________
                             Its: Vice President


                         CHEMICAL BANK, as a Documentation
                         Agent

                             /s/ Mary E. Cameron
                         By:______________________________________________
                             Its: Vice President



CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.
AMENDED AND RESTATED
LOAN AGREEMENT
SIGNATURE PAGE 1

MANAGING AGENTS:         TORONTO DOMINION (TEXAS), INC., as a
                         Managing Agent

                             /s/ Melissa B. Nigro
                         By:______________________________________________
                             Its: Vice President


                         CHEMICAL BANK, as a Managing Agent

                             /s/ Mary E. Cameron
                         By:______________________________________________
                             Its: Vice President


                         CIBC INC., as a Managing Agent

                             /s/ Matthew B. Jones
                         By:______________________________________________
                             Its: Vice President


                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                         as a Managing Agent

                             /s/ Bruce M. Yeager
                         By:______________________________________________
                             Its: Authorized Signatory


                         NATIONSBANK, N.A. (CAROLINAS), as a Managing Agent

                             /s/ Jennifer Zydney
                         By:______________________________________________
                             Its: Vice President


CO-AGENTS:               BANQUE PARIBAS, as a Co-Agent

                             /s/ Stephen Healey
                         By:______________________________________________
                             Its: Vice President

                             /s/ John Cate
                         By:______________________________________________
                             Its: Vice President


                         UNION BANK, as a Co-Agent



CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.
AMENDED AND RESTATED
LOAN AGREEMENT
SIGNATURE PAGE 2

                             /s/ Michael K. McShane
                         By:______________________________________________
                             Its: Vice President


BANKS:                   TORONTO DOMINION (TEXAS), INC., as a
                         Bank

                             /s/ Melissa B. Nigro
                         By:______________________________________________
                             Its: Vice President


                         CHEMICAL BANK, as a Bank

                             /s/ Mary E. Cameron
                         By:______________________________________________
                             Its: Vice President


                         CIBC INC., as a Bank

                             /s/ Matthew B. Jones
                         By:______________________________________________
                             Its: Vice President

                         CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                         as a Bank

                             /s/ Bruce M. Yeager
                         By:______________________________________________
                             Its: Authorized Signtory


                         NATIONSBANK, N.A. (CAROLINAS), as a Bank

                             /s/ Jennifer Zydney
                         By:______________________________________________
                             Its: Vice President


                         BANQUE PARIBAS, as a Bank

                             /s/ Stephen Healey
                         By:_____________________________________________
                             Its: Vice President

                             /s/ John Cate
                         By:______________________________________________
                             Its: Vice President



CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.
AMENDED AND RESTATED
LOAN AGREEMENT
SIGNATURE PAGE 3

                         UNION BANK, as a Bank

                             /s/ Michael K. McShane
                         By:______________________________________________
                             Its: Vice President


                         CORESTATES BANK, N.A., as a Bank

                             /s/ Anthony B. Parisi
                         By:______________________________________________
                             Its: Assistant Vice President


                         THE LONG-TERM CREDIT BANK OF JAPAN,
                         LTD., as a Bank

                             /s/ Armund Schoen, Jr.
                         By:______________________________________________
                             Its: Vice President


                         MERCANTILE BANK OF ST. LOUIS
                         NATIONAL ASSOCIATION, as a Bank

                             /s/ Gregory D. Knudsen
                         By:______________________________________________
                             Its: Vice President


                         NATWEST BANK N.A., as a Bank

                             /s/ Michael Cerullo
                         By:______________________________________________
                             Its: Vice President


                         FIRST NATIONAL BANK OF MARYLAND, as a Bank

                             /s/ John L. Bruch
                         By:______________________________________________
                             Its: Vice President



CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.
AMENDED AND RESTATED
LOAN AGREEMENT
SIGNATURE PAGE 4

                         VAN KAMPEN MERRITT PRIME RATE INCOME TRUST as a Bank

                             /s/ Kathleen A. Zarn
                         By:______________________________________________
                             Its: Vice President


                         BANQUE FRANCAISE DU COMMERCE EXTERIEUR, as a Bank

                             /s/ Frederick K. Kammler
                         By:______________________________________________
                             Its: Vice President


ACKNOWLEDGED AND, WITH RESPECT TO
SECTION 11.5 HEREOF, AGREED TO:

CCA ACQUISITION CORP., a Delaware corporation

     /s/ Jeffrey Sanders
By:_________________________________________
     Its: Executive Vice President


CHARTER COMMUNICATIONS ENTERTAINMENT, L.P., a Delaware limited partnership

By: Its General Partner

     CCT HOLDINGS CORP., a Delaware corporation

          /s/ Jeffrey Sanders
     By:_____________________________________
          Its: Executive Vice President



CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.
AMENDED AND RESTATED
LOAN AGREEMENT
SIGNATURE PAGE 5

CCT HOLDINGS CORP., a Delaware corporation

     /s/ Jeffrey Sanders
By:__________________________________________
     Its: Executive Vice President




CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.
AMENDED AND RESTATED
LOAN AGREEMENT
SIGNATURE PAGE 6